UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2021

Gushen, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, China	100070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 86-139-4977-8662

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange (defined herein below) on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, without limitation, those risk factors set forth in this report under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

EXPLANATORY NOTE

On July 30, 2021, Gushen, Inc. the “Company”) filed a Form 8-K (the “Original Report”) which disclosed its entry into a share exchange agreement with Dyckmanst Limited, a company organized under the laws of the British Virgin Islands (“Dyckmanst Limited”) and existing shareholders of Dyckmanst Limited.

This Amendment amends and supplements the Original Report by including Item 1.01, Item 2.01, Item 3.02, Item 4.01, Item 5.01, Item 5.02, Item 5.03, Item 5.06, and Item 9.01.

Except for the foregoing amended information, this Amendment continues to describe conditions as of the date of the Original Report, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Report, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Report have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Report (other than the amendment), and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Report, including any amendments to those filings.

iii

Item 1.01. Entry into a Material Definitive Agreement

On July 30, 2021, Gushen, Inc., a Nevada corporation (“GSHN” or the “Company”), Dyckmanst Limited, a company organized under the laws of the British Virgin Islands (“Dyckmanst Limited”), and all shareholders of Dyckmanst Limited immediately prior to the closing (collectively, the “Dyckmanst Limited Shareholders”, each, a “Dyckmanst Limited Shareholder”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of Dyckmanst Limited in exchange for 381,600,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Share Exchange”). Immediately prior to the closing of the Share Exchange, two existing holders of aggregated 30,000,000 shares of Series A preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”) delivered 29,000,000 shares of Preferred Stock to the Company for cancellation (“the “Cancellation of Certain Preferred Stock”), each Preferred Stock is convertible into 10 shares of Common Stock. As a result, immediately following the closing of the Share Exchange, there are 410,618,750 shares of Common Stock issued and outstanding and 1,000,000 shares of Preferred Stock issued and outstanding. Dyckmanst Limited Shareholders collectively control 90.72% voting power of the Company on as converted basis, with respect to all of the shares of common stock and preferred stock, voting as a single class, with each share of common stock entitles to 1 vote and each share of preferred stock entitles to 10 votes.

For a description of the Share Exchange Agreement and the Share Exchange, please refer to Item 2.01 herein below. The descriptions of the Share Exchange Agreement are qualified in their entirety by reference to the complete text of the Share Exchange Agreement, which is attached hereto as Exhibit 2.1, and are incorporated by reference herein. You are urged to read the entire Share Exchange Agreement and the other exhibits attached hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets

As used in this report, unless otherwise indicated, the terms “we” and “us” refer to Gushen, Inc., a Nevada corporation, its wholly owned subsidiaries (directly or indirectly): Dyckmanst Limited, Edeshler Limited (“Edeshler HK”), Beijing Fengyuan Zhihui Education Technology Co., Ltd. (“Fengyuan Beijing”) as well as Beijing Zhuoxun Century Culture Communication Co., Ltd. (“Zhuoxun Beijing”), an entity controlled by us via various contracts and its subsidiary.

History of the Company

Gushen, Inc., a Nevada corporation was incorporated under the laws of the State of Nevada on March 9, 2015.

The Company had never generated any revenue, and during the period from November 2017 through March 2020, the Company was dormant.

On March 27, 2020, as a result of the custodianship in Clark County, Nevada, Case Number: A-20-810740-B, Custodian Ventures, LLC, a Wyoming limited liability company (“Custodian”) was appointed custodian of Gushen Inc. David Lazar, a private investor is the managing member of Custodian Ventures, LLC.

On March 27, 2020, Custodian appointed David Lazar, as the Company’s Chief Executive Officer, President, Secretary, Chief Financial Officer, Chief Executive Officer and Chairman of the Board of Directors.

Purchase of Preferred A Shares and Change of Control

On December 9, 2020, the Company, Custodian, and certain investors (“Purchasers”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchasers acquired 30 million shares of Series A preferred stock (the “Preferred A Shares”), each convertible into 10 shares of Common Stock, from Custodian for an aggregate purchase price of $525,000.

Pursuant to the SPA, the Purchasers acquired Preferred A Shares, representing approximately 91.18% of the voting power of the Company on as converted basis immediately following the closing of the SPA, with respect to all of the shares of Common Stock and preferred stock, voting as a single class, with each share of Common Stock entitles to 1 vote and each share of preferred stock entitles to 10 votes.

The purchase price for the Preferred A Shares was paid in cash. The consideration for the purchase of Preferred A Shares was provided by the Purchasers from their individual private funds. The purchase of Preferred A Shares was the result of a privately negotiated transaction which consummation resulted in a change of control of the Company. No shares of Common Stock were issued in the transaction.

Spin-Off of Subsidiary Gushen Holding Limited and Change of Director and Officer

In connection with the SPA, on December 9, 2020, the Company, Custodian and Gushen Holding Limited, a Seychelles corporation (“Spin-Off Subsidiary”), entered into a spin-off agreement (the “Spin-Off Agreement”). Pursuant to the Spin-Off Agreement, Custodian received all of the issued and outstanding capital stock of Spin-Off Subsidiary at a nominal purchase price of $1. As a result, Custodian becomes the sole equity owner of Spin-Off Subsidiary and the Company has no further interest in Spin-Off Subsidiary. Immediately prior to the execution of the Spin-Off Agreement, Spin-Off Subsidiary had no operation.

In connection with the transaction, Mr. David Lazar, the President, CEO, Treasurer, CFO, Secretary, sole director of the board of the Company (the “Board”) at that time, resigned from all his positions with the Company.

Simultaneously with the closing of the SPA, Mr. Pengfei Zhou was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a director and chairman of the Board, effective immediately.

Acquisition of Dyckmanst Limited

On July 30, 2021, pursuant to the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding equity securities of Dyckmanst Limited in exchange for 381,600,000 shares of Common Stock of the Company to the shareholders of Dycymanst immediately prior to the closing of the Share Exchange. The Share Exchange was accounted for as a reverse merger and recapitalization effected by an acquisition. Dyckmanst Limited is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The corporate structure of the Company subsequent to the closing of the Share Exchange is illustrated as follows:

The address of our principal executive offices and corporate offices is Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, China.

Principal Terms of the Share Exchange Agreement

On July 30, 2021, the Company, Dyckmanst Limited and Dyckmanst Limited Shareholders entered into the Share Exchange Agreement pursuant to which the Company agreed to issue an aggregate of 381,600,000 shares of its Common Stock, to Dyckmanst Limited Shareholders in exchange for 100% of the issued and outstanding securities of Dyckmanst Limited.

Both the Company and Dyckmanst Limited believed that the Share Exchange was advisable and in the best interest of their respective shareholders. The Company believed that the Share Exchange would enhance the value of the Company through the acquisition of 100% equity interest in Dyckmanst Limited’s viable business, and Dyckmanst Limited believed that such transaction would afford Dyckmanst Limited an access to the U.S. capital market and other possible financial resources. As a result of the Share Exchange Agreement, Dyckmanst Limited Shareholders collectively hold 381,600,000 shares of Common Stock of the Company, representing 90.72% of the issued and outstanding shares of the Company immediately after closing, including issued and outstanding shares of Preferred Stock (given effect of the Cancellation of Certain Preferred Stock), as converted basis with respect to all of the shares of Common Stock and preferred stock, voting as a single class, with each share of Common Stock entitles to 1 vote and each share of preferred stock entitles to 10 votes.

As a result of the Share Exchange, the business of Dyckmanst Limited is now our business.

Dyckmanst Limited and its operations

Dyckmanst Limited does not have any substantive operations other than holding Edeshler HK, which in return holding Fengyuan Beijing, who controls Zhuoxun Beijing through certain contractual arrangements.

VIE Agreements

In February 2021, Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing entered into a series of contractual agreements for Zhuoxun Beijing to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated February 5, 2021, between Fengyuan Beijing and Zhuoxun Beijing (the “Consulting Service Agreement”), Fengyuan Beijing is the exclusive consulting and service provider to Zhuoxun Beijing to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Zhuoxun Beijing’s profit before tax in the corresponding year deducts Zhuoxun Beijing’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Zhuoxun Beijing agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Fengyuan Beijing. In addition, Fengyuan Beijing may transfer its rights and obligations under the Consulting Service Agreement to Fengyuan Beijing’s affiliates without Zhuoxun Beijing’s consent, but Fengyuan Beijing shall notify Zhuoxun Beijing of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Fengyuan Beijing unless terminated by Fengyuan Beijing unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing and the shareholders of Zhuoxun Beijing (the “Business Operation Agreement”), Zhuoxun Beijing has agreed to subject the operations and management of its business to the control of Fengyuan Beijing. According to the Business Operation Agreement, Zhuoxun Beijing is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Fengyuan Beijing’s written approval. The shareholders of Zhuoxun Beijing and Zhuoxun Beijing will take Fengyuan Beijing’s advice on appointment or dismissal of directors, employment of Zhuoxun Beijing’s employees, regular operation, and financial management of Zhuoxun Beijing. The shareholders of Zhuoxun Beijing have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Zhuoxun Beijing to Fengyuan Beijing without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Fengyuan Beijing with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated February 5, 2021, among Fengyuan Beijing, and the shareholders of Zhuoxun Beijing (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Zhuoxun Beijing has irrevocably entrusted his/her shareholder rights as Zhuoxun Beijing’s shareholder to Fengyuan Beijing , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.3 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing (the “Equity Disposal Agreement”), the shareholders of Zhuoxun Beijing granted Fengyuan Beijing or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Zhuoxun Beijing’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Fengyuan Beijing’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Zhuoxun Beijing agreed to give Zhuoxun Beijing the total amount of the exercise price as a gift, or in other methods upon Fengyuan Beijing’s written consent to transfer the exercise price to Zhuoxun Beijing. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated February 5, 2021, among Fengyuan Beijing and the shareholders of Zhuoxun Beijing (the “Pledge Agreement”), the shareholders of Zhuoxun Beijing pledged all of their equity interests in Zhuoxun Beijing to Fengyuan Beijing, including the proceeds thereof, to guarantee Zhuoxun Beijing’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Zhuoxun Beijing or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Fengyuan Beijing, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Zhuoxun Beijing. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Fengyuan Beijing’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

BUSINESS

COMPANY OVERVIEW

Immediately prior to entering into the Share Exchange Agreement with Dyckmanst Limited and Dyckmanst Limited Shareholders, we were a shell company with no significant asset or operation. As a result of the Share Exchange, we operate through our PRC affiliated entity, namely Zhuoxun Beijing, located in Beijing, China. Dyckmanst Limited does not have any substantive operations other than holding Edeshler HK, which in return holding Fengyuan Beijing, who controls Zhuoxun Beijing through certain contractual arrangements.

All references to the “Company,” “we,” “our” or “us” in this report are to GSHN and its subsidiaries and Zhuoxun Beijing.

We provide family education resources to promote all-around education onsite in local communities organized by our regional collaborative education agency and offer parents easy access to a wide variety of courses online through our application.

We deliver onsite educational services through our nationwide physical network of regional collaborative education agency. Our onsite educational services include programs such as individual development, youth leadership development, and parenting schools, enabling in-person guidance and interactions in classes. We have developed long-term business relationships with around 18 regional education agencies around the country, whom we provide systematic training and management for to ensure to deliver high-quality and uniformed educational service system.

We provide online education through our mobile application, ZhuoXun App (“卓训”), which is geared towards Chinese parents designed to help them acquire different family education resources. Our products provide two sets of curricula: “Good Parenting” (“教子有方”) and “Wise Parents” (“智慧父母”). “Good Parenting”, focused on child development, provides courses including EQ training, learning habits, learning ability, parents-children communication, stages of puberty, etc. to promote children’s mental and psychological health. “Wise Parents” introduces general strategies of family education to parents to help them better understand and support children’s growth and needs, whereby courses such as traditional family values, improvement of parents’ qualifications, psychological analysis are provided. Through our mobile application, our users can, based on their own interest and needs, select courses that suitable for them and obtain valuable knowledge and skills provided by our courses. Our users on mobile platform can use iPhone, Android, iPad and other tablets to review the courses anywhere and anytime.

Our online family education mobile platform monetizes through in-app purchases. We provide one free trial class of each course for all the users. The remaining classes are available for purchase. Users are able to view the first class for free before determining if to purchase the remaining classes.

Our product Zhuoxun Anti-Addiction Cellphone (“Zhuoxun Cellphone”) is an intelligent terminal device. We cooperate with Dami Zhilian Information Technology Group Co., Ltd, a technology company that develops and produces smartphones (“Dami Zhilian”). We give our design requirements to Dami Zhilian, who customizes and produces Zhuoxun Cellphone for us. We do not own any intellectual property in connection with Zhuoxun Cellphones. We sell Zhuoxun Cellphones through regional collaborative education agency. Zhuoxun Cellphone has primarily four functions including anti-addiction, myopia prevention, security, and study assistance, for the purpose of managing elementary and middle school students. Parents are able to personalize and monitor children’s use of Zhuoxun Cellphone by setting screen auto-lock, monitoring internet surfing, monitoring mobile application usage, monitoring physical locations, etc.

Our Industry

Our primary business is in family education industry, integrated with online and onsite classes, which we believe fulfills increasing needs for parents to enhance their family education. In China, many educational companies for students aged from 3 to 16 years old currently offer K-12 education and interest classes, emphasizing on helping students on their K-12 school study or providing professional courses to develop students’ after-class interest. Our family educational services offer well-designed courses for both parents and students, focusing on children’s all-around development and parenting methods, with a goal to enable effective and efficient communications among children and parents, to promote science-based parenting methods, and to assist with children’s full skill growth.

Family education industry in China is still at early stage, though it has experienced significant growth in recent years. The Chinese government issued the Guiding Opinions of on Strengthening Family Education in 2015, which proposes to continuously strengthen the work of family education, further clarifies the main responsibilities of parents in family education, stresses schools’ important role in family education, and accelerates the formation of a social support network for family education. The Chinese government has pledged greater support and guidance. According to the Five-Year Outline on the Promotion of Family Education (2016-2020) released in November 2016, “parent schools” will be established in 90 percent of kindergartens, primary and middle schools in cities, and in 80 percent of rural schools by 2020. Meanwhile, with the increasing income of the Chinese families, According to Frost &Sullivan, the education industry is expected to value approximately RMB 11 trillion by 2024. Additionally, the non-degree education industry income in China was approximately RMB 1.72 trillion in 2018 and is expected to increase to RMB 3.57 trillion at a compound growth rate of 10% by 2024. Further, the online education industry in China is expected to value approximately RMB 843.5 billion by 2024 at a compound growth rate of 34.4% by 2024 since 2018.

We provide online family education through onsite educational activities and mobile application.

Our Products

Onsite Educational Activities.

We deliver onsite educational services to both parents and children. We have developed long term collaboration relationships with 18 regional collaborative education agencies, who are responsible for organizing, management and logistics while we provide classes. As of the date hereof, we have onsite educational activities in 30 cities, including but not limited to, Luoyang, Hohhot, Luohe, Yinchuan, Changde, Ruzhou, Xinxiang, Zhoukou, Sanmenxia, Lingbao, Zhengzhou and Chengdu.

From March 2019 to April 2019, we, together with another educational service provider, Beijing Kuaile Maitian Information Technology Co., Ltd., launched a short-term project, “China Good Student Project” in five cities in China, to improve the English ability of children aged around 10 years old by providing a series of English interactive games.

Our onsite educational services include individual development, youth leadership development programs, and parenting schools, where parents and students are able to receive in-person guidance and enjoy interactions in classes.

ZhuoXun (“卓训”) Application (“ZhuoXun App”)

Our online family educational services offer parents a convenient platform to access to courses. Users of our mobile applications are encouraged to become registered members. A registered member can, among others, track their study records, participate in discussion in the designated sections and post their study takeaways. We offer first class for each course for free. After taking first class, users can decide whether to purchase the whole course. As of June 30, 2021, we had around 1.52 million registered users in ZhuoXun App.

Courses available through ZhuoXun App include but are not limited to the followings:

“Good Parenting” (“教子有方”). We provide courses by age in four groups: 3 to 6 years old, 7 to 9 years old, 10 to 12 years old, and 13 to 16 years old. The courses are designed based on the difference in child development and behaviors between different aged groups, providing courses including EQ training, learning habits, learning ability, communication between children and parents, stages of puberty, etc.

“Wise Parents” (“智慧父母”). Under Wise Parents, there are mainly four types of courses: Classics of Chinese Studies, Occupation Promotion, Family Culture and Value, and Psychological Analysis. It introduces general strategies of family education for parents to understand and analyze children’s growth and maturing regularity.

Live classes. We frequently hold live classes presented by professionals, experts, or lecturers from different industries on different topics. During the live classes, users are able to actively interact with the speakers and discuss with other viewers.

Sales and Marketing

We engage in a variety of marketing activities, integrating onsite and online methods, intended to introduce our products and services to prospective users. For onsite marketing, we (i) primarily work with regional education agencies in different areas where the regional education agencies are responsible for organizing, management, promotion and logistics and we are responsible for providing courses; (ii) promote family education by conferences, salons, lectures, free classes to raise people’s awareness of the significance of family education and promote our services; and (iii) benefit from our current users’ referrals by ensuring their use experience. For online marketing, we hold live broadcasting and carry out promotion events. We also hold various online community marketing activities on WeChat, a Chinese multi-purpose messaging and social media application to attract new users. We have held activities such as “VIP Membership Experience”, “Invite New Users to Get Your Rewards” and “Happy Spring Festival”.

We have built up long-term business relationships with regional education agencies in different cities. As of June 30, 2021, we have engaged with 18 service providers, 5 of which have worked with us for more than 3 years. These agencies are widely distributed in different regions of China, including Provinces of Henan, Sichuan, Hunan and Ningxia.

We formulate marketing strategies, introduce teachers and lecturers, and provide systematic training to regional education agencies. Regional education agencies, strictly pursuant to our guidance, conduct marketing to sign up new customers, organize educational activities, and provide customer services before, during, and after classes, so as to ensure the high-quality of our educational services. All the activities conducted by the regional education agencies are using our logo and visual identity system to create our brand influence.

Our Customers

The main customers of our family educational services are our registered users who are parents interested in learning more about marriage, parent-child relationships, children’s habit formation, and children’s healthy growth. The majority of the customers have income at the middle to upper level in their local regions and are willing to invest in self-improvement and family education.

As of June 30, 2021, ZhuoXun App has about 1.52 million registered users, among which, female users account for 44.98%, male users account for 33.95%, and the remaining users did not disclose their gender.

Technology

Our internal product teams are focused on the development and maintenance of product in addition to building and managing our software and hardware infrastructure. We intend to continue investing in the development of new products, such as mobile applications, and enhancing the efficiency and functionality of our existing products and infrastructure.

Intellectual Property

We have registered the following intellectual property under the name of Zhuoxun Beijing:

Copyrights: In China, the term of copyrights related to published software is from the date of the publishing to December 31 of the 50th year of the publishing.

Computer Software	Registered Area	Registration Number	Description	Registering Authority	Registration Date
Zhuoxun Education Application V1.0	China	2019SR0024304	Mobile education application	National Copyright Administration of the People’s Republic of China (“NCAC”)	1/8/2019
Zhuoxun Education Software V1.0	China	2018SR823347	Education platform	NCAC	10/16/2018
Zhuoxn Shangjia Application V1.0	China	2020SR0048604	Mobile education application	NCAC	1/10/2020
Wisdom Lighthouse Application (Android) V1.0	China	2019SR0669066	Mobile education application	NCAC	6/28/2019
Wisdom Lighthouse Application (iOS) V1.0	China	2019SR0669412	Mobile education application	NCAC	6/28/2019
Ruizhi Lighthouse Application (Android) V1.0	China	2020SR0380970	Mobile education application	NCAC	4/26/2020
Ruzhi Lighthouse (iSO) V1.0	China	2020SR0380965	Mobile education application	NCAC	4/26/2020

Trademarks: In China, the term of a registered trademark is 10 years. The owner can apply extension with the trademark office within six months before or after the expiration. The review process of a trademark application usually takes about one year in China.

Trademarks	Registered Area	Trademark Number	Category Description	Term	Registering Authority

	China	38881941 38871734 38892456	Category 9 Category 16 Category 41	8/28/2020 – 8/27/2030 6/21/2020 – 6/20/2030 8/28/2020 – 8/27/2030	Trademark Office of The State Administration for Industry & Commerce of the People’s Republic of China (the “Trademark Office”)

	China	37832169 37818362 37819610	Category 9 Category 16 Category 35	4/7/2020 – 4/6/2030 5/28/2020 – 5/27/2030 4/14/2020 – 4/13/2030	Trademark Office

	China	37832166 37811174 37832156 37816846A	Category 41 Category 9 Category 16 Category 35	1/14/2020 – 1/13/2030 12/28/2019 – 12/27/2029 12/28/2019 – 12/27/2029 2/7/2020 – 2/6/2030	Trademark Office

	China	36092361	Category 9	9/21/2019 – 9/20/2029	Trademark Office

China	32138964 32139796 32830528	Category 9 Category 35 Category 41	12/14/2019 – 12/13/2029 12/14/2019 – 12/13/2029 4/14/2020 – 4/13/2030	Trademark Office

China	18990205	Category 42	2/28/2017 – 2/27/2027	Trademark Office

China	37816447 37806792 37823110 37819581	Category 9 Category 16 Category 35 Category 41	12/14/2019 – 2/13/2029 12/21/2019 – 12/20/2029 12/21/2019 – 12/20/2029 12/14/2019 – 12/13/2029	Trademark Office

China	47549318 47554839 47571429 47571347	Category 16 Category 35 Category 41 Category 9	3/7/2021 – 3/6/2031 3/7/2021 – 3/6/2031 3/7/2021 – 3/6/2031 3/7/2021 – 3/6/2031	Trademark Office

(1)	Category 9 includes data processing equipment; computer storage device; computer; recorded computer operating program; disk; floppy disk; recorded computer operating program; encoded magnetic card; microprocessor; computer software (recorded).

(2)	Category 16 includes paper and cardboard; printed matter; bookbinding material; photographs; stationery and office requisites, except furniture; adhesives for stationery or household purposes; drawing materials and materials for artists; paintbrushes; instructional and teaching materials; plastic sheets, films and bags for wrapping and packaging; printers’ type, printing blocks.

(3)	Category 35 includes advertising; business management; business administration; office functions.

(4)	Category 41 includes organizational culture or educational exhibitions; organizing sports competitions; organizing performances (performances); arranging and organizing concerts; organizing for recreational purposes; arranging and organizing concerts; arranging and organizing concerts; fashion show; fashion show for entertainment.

Domains: In China, the registration of domains can be extended by annual renewal or periodic renewal by paying the annual or periodic registration fee. If renewal registration fee is not paid timely, the domain will become available to the public. Zhuoxun Beijing has effectively maintained the following domains:

Names	Registration Date	Current Expiration Date	Registering Authority
zhuoxuncn.com	October 4, 2012	October 4, 2021	Internet Corporation for Assigned Names and Numbers
zhuoxuncn.cn	August 10, 2018	August 10, 2022	Internet Corporation for Assigned Names and Numbers

Competition

We operate in a highly competitive environment. We believe the primary competitive factors in providing family educational services are high-quality, systemization, reputation, recognized lecturers, and accessibility. Family education industry is still at the early stage in China, where we believe there is no dominating company yet. We compete with a number of large and small companies, including integrated online virtue education platforms and onsite educational service companies.

We believe our ability to compete depends upon many factors both within and beyond our control, including the following:

●	high-quality and numbers of courses, meetings the needs of the parents with different aged children;

●	courses research and development ability;

●	professional software, applications, and webpage R&D team;

●	recognized teachers, professors, and lecturers;

●	nationwide strong network of regional service providers under systematic training guidance;

●	marketing efforts; and

●	our brand strength in the marketplace relative to our competitors.

Government Regulations

Our business is regulated by diverse and evolving laws and governmental authorities in China. We are subject to laws and regulations related to Internet communications, privacy, consumer protection, security and data protection, intellectual property rights, commerce, taxation, entertainment, recruiting and advertising. These laws and regulations are becoming more prevalent, and new laws and regulations are under consideration by the Chinese governments. Any failure by us to comply with existing laws and regulations may subject us to liabilities. New laws and regulations governing such matters could be enacted or amendments may be made to existing regulations at any time that could adversely impact our services. Plus, legal uncertainties surrounding Chinese government regulations could increase our costs of doing business, require us to revise our services, prevent us from delivering our services over the Internet or slow the growth of the Internet, any of which could materially adversely affect our business, financial condition and results of operations.

Foreign Investment

Pursuant to the Foreign Investment Industries Guidance Catalogue (Amended in 2017) which was amended and promulgated jointly by the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce on June 28, 2017 and became effective on July 28, 2017, and the Special Administrative Measures for Access of Foreign Investments (Negative List for Access of Foreign Investments) which has been replaced by the Special Administrative Measures for Access of Foreign Investments (Negative List for Access of Foreign Investments) (2018 version), or the 2018 Negative List, foreign investment industries were classified into two categories, (1) industries in which foreign investments are encouraged; and (2) industries in which foreign investments are regulated by the Negative List. The Negative List has further classified regulated foreign investment industries as industries in which foreign investments are restricted and industries in which foreign investments are prohibited. On June 30, 2019, the MOFCOM and the NDRC jointly promulgated the Catalog of Industries Encouraging Foreign Investment (2019 Version), or the 2019 Encouraged Catalog, which became effective on July 30, 2019 and replaced the previous list of the industries where foreign investment is encouraged under the 2017 Catalog, and the Special Administrative Measures for Access of Foreign Investment (Negative List) (2019 Version), or the 2019 Negative List, which became effective on July 30, 2019 and replaced the 2018 Negative List. Industries which are not included in the 2019 Negative List are industries in which foreign investments are allowed, unless otherwise prescribed by PRC laws. On June 23, 2020, the MOFCOM and the NDRC jointly issued the Special Administrative Measures for Access of Foreign Investment (Negative List) (2020 Version), or the 2020 Negative List, which became effective on July 23, 2020 and replaced the 2019 Negative List. The 2020 Negative List for access of foreign investment, stylistically and structurally same as the 2019 Negative List, is further made shorter than before, with a number of new opening-up measures launched.

Pursuant to the 2020 Negative List, the business engaged by our PRC subsidiaries of Radio and TV program production fall within prohibited industries for foreign investors. In addition, the provision of value-added telecommunications services falls in the restricted category and, with a few exceptions, the percentage of foreign ownership cannot exceed 50%.

On March 15, 2019, the National People’s Congress, or the NPC, approved the PRC Foreign Investment Law, or the FIL, which came into effect on January 1, 2020 and replaced three existing laws on foreign investments in the PRC, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Law of the PRC on Wholly Foreign-owned Enterprises. On December 26, 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law of the PRC, which came into effect on January 1, 2020 and replaced the Regulations on Implementing the Sino-Foreign Equity Joint Venture Enterprise Law, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Venture Enterprise Law, the Regulations on Implementing the Wholly Foreign-Owned Enterprise Law and the Regulations on Implementing the Sino-Foreign Cooperative Joint Venture Enterprise Law. The FIL embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in the PRC. The FIL establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Value-added Telecommunications Services

Licenses for Value-Added Telecommunications Services

On September 25, 2000, the State Council issued the Regulations on Telecommunications of China, or the Telecommunications Regulations, to regulate telecommunications activities in China. The Telecommunications Regulations, revised on February 6, 2016, divide the telecommunications services into two categories, namely “infrastructure telecommunications services” and “value-added telecommunications services.” Pursuant to the Telecommunications Regulations, operators of value-added telecommunications services must first obtain a Value-added Telecommunications Business Operating License, or VTB License, from the Ministry of Industry and Information Technology, or MIIT, or its provincial level counterparts. On July 3, 2017, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses.

According to the Catalog of Classification of Telecommunications Businesses effective from April 1, 2003, internet information services, also called internet content services, or ICP services, are deemed as a type of value-added telecommunications services. On December 28, 2015, the MIIT published a revised Catalog of Classification of Telecommunication Businesses, or the 2016 MIIT Catalog, which took effect on March 1, 2016 and the 2016 MIIT Catalog was recently amended on June 6, 2019. According to the latest MIIT Catalog, internet information services, which include information release and delivery services, information search and query services, information community platform services, information real-times interactive services, and information protection and processing services, continues to be classified as a category of value-added telecommunication services. The Administrative Measures on Internet Information Services, or ICP Measures, also promulgated by the PRC State Council on September 25, 2000 and most recently amended on January 8, 2011, set forth more specific rules on the provision of ICP services. According to ICP Measures, any company that engages in the provision of commercial ICP services shall obtain a sub-category VTB License for Internet Information Services, or ICP License, from the relevant government authorities before providing any commercial internet content services within the PRC, and when the ICP services involve areas of news, publication, education, medical treatment, health, pharmaceuticals and medical equipment, and if required by law or relevant regulations, specific approval from the respective regulatory authorities must be obtained prior to applying for the ICP License from the MIIT or its provincial level counterpart. Pursuant to the above-mentioned regulations, “commercial ICP services” generally refers to provision of specific information content, online advertising, web page construction and other online application services through internet for profit making purpose.

Operating our online platform to provide information and services to our users is classified as commercial ICP services. We currently, through Zhuoxun Beijing, our PRC consolidated VIE, hold an ICP License. The ICP License of Zhuoxun Beijing is valid until March 13, 2024.

Foreign Investment in Value-Added Telecommunication Services

The Regulations on Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which took effect on January 1, 2002 and latest amended on February 6, 2016, are the key regulations that regulate foreign direct investment in telecommunications companies in China. The FITE Regulations stipulate that, except as otherwise provided by MIIT, the foreign investor of a telecommunications enterprise is prohibited from holding more than 50% of the equity interest in a foreign-invested enterprise that provides value-added telecommunications services. In addition, for a foreign investor to acquire any equity interest in a business providing value-added telecommunications services in China, it must demonstrate a positive track record and experience in providing such services.

On July 13, 2006, the MIIT issued the Circular on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Services, or the MIIT Circular 2006, which requires that (i) foreign investors can only operate a telecommunications business in China through establishing a telecommunications enterprise with a valid telecommunications business operation license; (ii) domestic license holders are prohibited from leasing, transferring or selling telecommunications business operation licenses to foreign investors in any form, or providing any resource, sites or facilities to foreign investors to facilitate the unlicensed operation of telecommunications business in China; (iii) value-added telecommunications services providers or their shareholders must directly own the domain names and registered trademarks they use in their daily operations; (iv) each value-added telecommunications services provider must have the necessary facilities for its approved business operations and maintain such facilities in the geographic regions covered by its license; and (v) all value-added telecommunications services providers should improve network and information security, enact relevant information safety administration regulations and set up emergency plans to ensure network and information safety. The provincial communications administration bureaus, as local authorities in charge of regulating telecommunications services, (i) are required to ensure that existing qualified value-added telecommunications service providers will conduct a self-assessment of their compliance with the MIIT Circular 2006 and submit status reports to the MIIT before November 1, 2006; and (ii) may revoke the value-added telecommunications business operation licenses of those that fail to comply with the above requirements or fail to rectify such noncompliance within specified time limits. Due to the lack of any additional interpretation from the regulatory authorities, it remains unclear what impact MIIT Circular 2006 will have on us or the other PRC internet companies with similar corporate and contractual structures. MIIT also issued the Circular on Removing the Restrictions on Shareholding Ratio Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-commerce) Business on June 19, 2015, which amended the relevant provision in FITE Regulations by allowing foreign investors to own more than 50% of the equity interest in an operator of e-commerce business. However, foreign investors continue to be prohibited from holding more than 50% of the equity interest in a provider of other categories of value-added telecommunications services except for e-commerce.

To comply with the above-mentioned foreign ownership restrictions, we operate our online platform in China through Zhuoxun Beijing, all of the shareholders of Zhuoxun Beijing are PRC domestic residents, and are controlled by Fengyuan Beijing, our PRC subsidiary, through a series of contractual arrangements. Zhuoxun Beijing is the holders of the domain names, trademarks and facilities necessary for daily operations of our online platforms in compliance with the MIIT Circular 2006.

Internet Culture Activities

On February 17, 2011, the Ministry of Culture, or MOC, promulgated the Interim Administrative Provisions on Internet Culture, or the Internet Culture Provisions, which became effective on April 1, 2011 and amended on December 15, 2017. The Internet Culture Provisions require ICP services providers engaging in commercial “internet culture activities” to obtain an Internet Culture Business Operating License from the MOC. “Internet cultural activities” is defined in the Internet Culture Provisions as an act of provision of internet cultural products and related services, which includes (i) the production, duplication, importation, and broadcasting of the internet cultural products; (ii) the online dissemination whereby cultural products are posted on the internet or transmitted via the internet to end-users, such as computers, fixed-line telephones, mobile phones, television sets and games machines, for online users’ browsing, use or downloading; and (iii) the exhibition and comparison of the internet cultural products. In addition, “internet cultural products” is defined in the Internet Culture Provisions as cultural products produced, broadcast and disseminated via the Internet, which mainly include internet cultural products specially produced for the Internet, such as online music entertainment, online games, online shows and plays (programs), online performances, online works of art and online cartoons, and internet cultural products produced from cultural products such as music entertainment, games, shows and plays (programs), performances, works of art, and cartoons through certain techniques and duplicating those to internet for dissemination. On May 14, 2019, the Office of the Ministry of Culture and Tourism issued the Notice Regarding the Adjustment of the Approval Scope of “Internet Culture Business Operation License” and Further Standardizing the Approval Work, or the No.81 Notice, the scope of examination and approval of the “Network Culture Business Operation License” includes network music, network performances (programs), network performances, network artwork, network animation and exhibitions, and competition activities. For units that do not meet the scope of approval to engage in other Internet business activities, the “Internet Culture Business Operation License” will not be issued.

We currently, through Zhuoxun Beijing, hold an Internet Culture Business Operation License, which is valid until October 23, 2021, and the approved business scope is to use information network to operate music entertainment products.

Television Program Industry

Television program productions and distribution businesses are mainly regulated by Regulations on Administration of Radio and Television, which came in to effect on August 11, 1997 and was recently amended on November 29, 2020, and the Administrative Regulations on Production and Operation of Radio and Television Program, which came into effect on August 20, 2004 and was recently amended on October 29, 2020. Pursuant to these regulations, television programs can only be produced by television stations at the municipal level or above or entities with a License for the Production and Operation of Radio and Television Program. Any entity producing and operating radio and television program without the License for the Production and Operation of Radio and Television Program will be subject to the confiscation of tools, equipment of producing radio and television program and a fine of more than 10 thousand RMB and less than 50 thousand RMB by competent local branch of SAPPRFT.

Zhuoxun Beijing holds a License for the Production and Operation of Radio and Television Program, which is valid until October 16, 2022. According to this license, the mode of operation is production and distribution, and the approved business scope includes animation, feature films, TV variety shows (current affairs news, similar topics or columns and other radio and TV programs are not allowed).

Cybersecurity

On November 7, 2016, the Standing Committee of the National People’s Congress promulgated the Cybersecurity Law. The Cybersecurity Law regulates network operators and others from the following perspectives: the principle of cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfers, network interoperability and standardization. Under the Cybersecurity Law, network operators are generally obligated to protect their networks against disruption, damage or unauthorized access, and to prevent data leakage, theft or tampering. In addition, network operators will also be subject to specific rules depending on their classification under the multi-level network security protection scheme. Providers of network products and services must comply with national standards and ensure the security of their products. Personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China, or the CAC.

Measures for Cybersecurity Supervision, which became effective on June 1, 2020, provide more detailed rules relating to cyber security inspections. On July 10, 2021, the CAC publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. There still exists uncertainty how the enacted version would have any substantial changes from this draft and whether clearance of cybersecurity review and other specific actions shall be completed by companies like us.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law of the PRC, or the Data Security Law, which will come into effect on September 1, 2021. The Data Security Law provides for data security and privacy obligations on entities and individuals engaged in data activities. The Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The appropriate level of protection measures is required for each category of data. For example, a processor of important data must have designated personnel and internal supervision body responsible for data security, carry out risk assessments for data processing activities and file the risk assessment reports with the competent government authorities. In addition, the Data Security Law provides a national security review procedure for data activities which may affect national security and imposes export restrictions on certain data and information.

Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. According to the Law on the Protection of Consumer Rights and Interests promulgated in 1993 and last amended in 2013, business operators shall collect and use the personal information of consumers in a lawful and proper manner by following the principle that information collection or use is genuinely necessary. They shall expressly state the purposes, methods and scope of information collection or use, and obtain the consent of the consumers whose information is to be collected. To collect or use the personal information of consumers, business operators shall disclose their information collection or use rules, and shall not collect or use information in violation of laws or regulations, or in breach of the agreements between the parties concerned. Business operators and their staff members shall strictly keep confidential the personal information of consumers collected, and shall not divulge, sell or illegally provide others with the same. According to the PRC Cybersecurity Law promulgated On November 7, 2016 and became effective from June 1, 2017, network operators shall strictly keep confidential users’ personal information that they have collected, and establish and improve the users’ information protection system. To collect and use personal information, network operators shall follow the principles of legitimacy, rightfulness and necessity, disclose their rules of data collection and use, clearly express the purposes, means and scope of collecting and using the information, and obtain the consent of the persons whose data is gathered. Pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 16, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. “Personal information” is defined in these regulations as information that identifies a citizen, the time or location for his/her use of telecommunication and internet services, or involves privacy of any citizen such as his birth date, ID card number, and address. An ICP service provider must also keep information collected strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. Any violation of the above decision or order may subject the ICP service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August 2015, which became effective in November 2015, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtains any personal information, shall be subject to criminal penalty in severe situation. According to the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information of Citizens promulgated on May 8, 2017 and became effective from June 1, 2017, if a business operator collects personal information of citizens by purchasing, accepting or exchanging, or collects personal information of citizens in the course of performing their duties and providing services in violation of relevant provisions of the State (including Law on the Protection of Consumer Rights and Interests) and meet one of the following standards, such operator shall be considered breaching criminal law and such operator and its responsible personnel shall undertake the criminal liabilities: (i) illegal acquisition, sale or provision of more than 50 pieces of track information, communication content, credit information, property information; (ii) illegal acquisition, sale, or provision of more than 500 pieces of accommodation information, communication records, health, physiological information, trading information, and other personal information may affect the safety of personal and property; (iii) illegal acquisition, sale, or provision of more than 5000 pieces of personal information other than the information mentioned in the preceding (i) and (ii); (iv) the profits generated from using the illegally collected and acquired personal information is more than fifty thousand RMB; and (v) resale of the personal information collected in the course of performing their duties and providing service and the amount of resold personal information reaches 50% of the prescribed standard mentioned in (i) or (ii), as applicable. As an ICP services provider, we are subject to these laws and regulations relating to protection of privacy.

Furthermore, on October 21, 2020, the National People’s Congress Law Committee announced the full text and description of the “Personal Information Protection Law of the People’s Republic of China (Draft)” and solicited public opinions. On April 29, 2021, the Second Draft for Review was promulgated. It is still uncertain when the draft would be signed into law and whether the final version would have any substantial changes from this draft. When the Personal Information Protection Law becomes effective, a relatively complete cyberspace security governance system and a data and personal information protection system will be built, and the level of protection of personal information (especially personal privacy) in society as a whole is expected to be greatly improved.

Off-campus Training Institutions

In September 2012, the State Council issued the Opinions on Further Promoting the Balanced Development of Compulsory Education, which proposed to effectively reduce the burden of students’ heavy schoolwork. In February 2018, the General Office of the Ministry of Education and other three departments issued the Notice on Effectively Reducing the Extracurricular Burden of Primary and Secondary School Students and Carrying out Special Governance Actions for Extracurricular Training Institutions, reiterating the need to guide parents to establish correct education concepts and effectively reduce the burden of off-campus training for their children. In December 2018, nine departments including the Ministry of Education jointly issued the Notice on Printing and Distributing Burden Reduction Measures for Primary and Secondary School Students and announced the Burden Reduction Measures for Primary and Secondary School Students or the Thirty Measures for Burden Reduction, which proposed strict management of off-campus training institutions and strictly prohibits excessive training, control training time, strict management of competitions, etc.

Since the beginning of this year, the “Double Reduction” work has been the key task of 2021. On June 15, 2021, the Ministry of Education newly established the Department of Off-campus Education and Training Supervision, which clarifies to promote the implementation of “Double Reduction” work. In July 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the Opinions on Further Reducing the Burden of Homework and Off-campus Training for Students in Compulsory Education (“the Double Reduction Opinions”). The Double Reduction Opinions put forward the need to fully regulate off-campus training activities, requiring all regions to stop approving new subject-based off-campus training institutions for students in the compulsory education stage. Existing subject-based training institutions are uniformly registered as non-profit institutions and online subject training Institutions will apply to an examination and approval system; for non-disciplinary training institutions, all regions are required to distinguish their types as sports, culture and art, science and technology, etc., and clarify the corresponding competent departments to set standards and strictly approve; the Double Reduction Opinions particularly provides that subject training institutions are not allowed to be listed for financing, capitalization operations are also strictly prohibited, and those that have violated such regulations shall be cleaned up and rectified. Pursuant to a notice issued by the General Office of the Ministry of Education on July 28, 2021, the off-campus training related to the learning content stipulated by the national curriculum standards for certain subjects (including ethics and rule of law, Chinese, history, geography, mathematics, foreign languages (English, Japanese, Russian), physics, chemistry, and biology) are all included in the subject category for management. Sports (or sports and health), art (or music, fine arts) disciplines, and comprehensive practical activities (including information technology education, labor and technology education), etc. are regulated in accordance with non-disciplinary categories. It can be said that off-campus training has entered the era of “strong supervision”.

Intellectual Properties

Copyright and Software Registration

The Standing Committee of National People’s Congress of PRC adopted the Copyright Law in 1990 and amended it in 2001, 2010 and 2020, respectively. The latest amended Copyright Law became effective from June 1, 2021. The Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center. The Copyright Law also requires registration of a copyright pledge. To address the problem of copyright infringement related to the content posted or transmitted over the Internet, the National Copyright Administration and the MIIT jointly promulgated the Measures for Administrative Protection of Copyright Related to Internet on April 29, 2005. This measure became effective on May 30, 2005.

In order to further implement the Computer Software Protection Regulations promulgated by the State Council on December 20, 2001, and most recently amended on January 30, 2013 and taking into effect on March 1, 2013, the State Copyright Bureau issued the Computer Software Copyright Registration Procedures on February 20, 2002, which applies to software copyright registration, license contract registration and transfer contract registration. The National Copyright Administration of the PRC shall be the competent authority for the nationwide administration of software copyright registration and the Copyright Protection Center of China or the CPCC, is designated as the software registration authority. The CPCC shall grant registration certificates to the Computer Software Copyrights applicants which conforms to the provisions of both the Computer Software Copyright Registration Procedures and the Computer Software Protection Regulations (Revised in 2013).

Patents

The Standing Committee of National People’s Congress adopted the Patent Law of the People’s Republic of China in 1984 and amended it in 1992, 2000, 2008 and 2020, respectively. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, starting from the application date. Except under certain specific circumstances provided by law, any third party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

Domain Name

Pursuant to the Administrative Measures for Internet Domain Names, which was promulgated by the Ministry of Industry and Information Technology of the PRC on August 24, 2017 and became effective on November 1, 2017, domain names are registered on a “first-come, first-served” basis. The domain names registered or used by an organization or individual shall not contain any contents prohibited by laws and administrative regulations. A domain name registration applicant shall provide the domain name registration service agency with truthful, accurate and complete identity information on the domain name holder.

Trademark

Trademarks are protected by the PRC Trademark Law which was adopted in 1982 and subsequently amended in 1993, 2001, 2013 and 2019 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council in 2002 and amended in 2014. The Trademark Office under the SAIC handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. Trademark license agreements must be filed with the Trademark Office for record. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules, as amended, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is freely convertible to the extent of current account items, such as trade related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, unless expressly exempted by laws and regulations, still require prior approval from SAFE, its local counterparts or designated banks for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside of the PRC. Payments for transactions that take place within the PRC must be made in RMB. Foreign currency revenues received by PRC companies may be repatriated into China or retained outside of China in accordance with requirements and terms specified by SAFE.

Dividend Distribution

Pursuant the FIL, foreign investors may, according to the present law, freely remit into or out of China, in RMB or any other foreign currency, their capital contributions, profits, capital gains, income from asset disposal, intellectual property royalties, lawfully acquired compensation, indemnity or liquidation income and so on within the territory of China. In addition, pursuant to the Company Law of PRC, a foreign invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reach 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, issued by SAFE and effective in July 4, 2014, regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China. Under Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. Circular 37 requires that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with the SAFE or its local branch. SAFE Circular 37 further provides that option or share-based incentive tool holders of a non-listed SPV can exercise the options or share incentive tools to become a shareholder of such non-listed SPV, subject to registration with SAFE or its local branch.

PRC residents or entities who have contributed legitimate domestic or offshore interests or assets to SPVs but have yet to obtain SAFE registration before the implementation of Circular 37 shall register their ownership interests or control in such SPVs with SAFE or its local branch. An amendment to the registration is required if there is a material change in the SPV registered, such as any change of basic information (including change of such PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration procedures set forth in Circular 37, or making misrepresentation on or failure to disclose controllers of foreign-invested enterprise that is established through round-trip investment, may result in restrictions on the foreign exchange activities of the relevant foreign-invested enterprises, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015 and partially abolished on December 30, 2019. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Loans to and Direct Investment in the PRC Entities by Offshore Holding Companies

We are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiaries through loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements.

In the event of subsequent changes in the capital of the FIE such as increase in capital, such FIE shall complete change registration formalities with competent administrations for market regulation, and change reporting formalities with competent administrations for commerce in accordance with relevant regulations, and registration change formalities shall also be completed with the competent administration of foreign exchange according to the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors.

Pursuant to the Provisional Measures on Administration of Foreign Debt or the Foreign Debt Measures, issued by the State Development Planning Commission (now the NDRC), Ministry of Finance and SAFE on January 8, 2003 and became effective on March 1, 2003, any loans provided by us to our PRC subsidiaries in foreign currencies shall be classified as foreign debt under the Foreign Debt Measures. According to the Foreign Debt Measures, the sum of cumulative accrued amounts of medium-term to long-term foreign loans and balance amounts of short-term foreign loans taken by a foreign investment enterprise shall be limited to the difference between the total project investment amount approved by the government and the amount of registered capital. Foreign investment enterprises may take foreign loans freely within the scope of difference.

On January 12, 2017, the PBOC issued the Notice of People’s Bank of China on Matters Concerning Macro-prudential Management on All-round Cross-border Financing or the No.9 Notice, which improved the policy framework of the cross-border financing. The No.9 Notice clarifies the new calculation methods of the upper limit of the risk-weighted balance for all types of cross-border financing, in particular, the upper limit for risk-weighted balance for cross-border financing equals to the capital or the net assets multiplied by the leverage rate of cross-border financing and the macro-prudential adjustment parameters. In the case of our PRC subsidiaries, the capital or the net assets is calculated at the net assets of each subsidiary, the leverage rate for cross-border financing for an enterprise is 2, and the macro-prudential adjustment parameter is 1 (the “All-Round Mode”). On March 11, 2020, the PBOC and SAFE promulgated the Circular on Adjusting the Macro-prudential Regulation Parameter for Full-covered Cross-border Financing, which provides that based on the current macro economy and international balance of payments, the macro-prudential regulation parameter as set forth in the Notice 9 is updated from 1 to 1.25. On January 7, 2021, the PBOC and SAFE issued a new circular which adjusted the macro-prudential regulation parameter from 1.25 to 1. Currently, the implementation of the foregoing methodologies in cross-border financing have not been formally determined by the PBOC and the SAFE. In the practice, it is still uncertain whether FIEs shall apply the Investment Difference Mode or the All-round Mode. Based on the current registered capital and total project investment amount, if we would provide funding to our PRC subsidiaries through loans and use the Investment Difference Mode, our PRC subsidiaries will be required to increase its registered capital and total project investment amount. Alternatively, if we choose to use the All-Round Mode, the amount of loans we can make to our PRC subsidiaries as calculated according to the foregoing macro-prudential regulation parameter will not be more than 2 times of the net assets of such entities.

Moreover, as the debtors of cross-border financing, our PRC subsidiaries are also required to comply with certain registration formalities for execution of foreign debt contracts with the foreign exchange bureau at the locality within fifteen working days after signing the contracts according to the Notice of State Administration of Foreign Exchange on Promulgation of the Administrative Measures on Registration of Foreign Debt which was promulgated by the SAFE on April 48, 2013 and revised in May 2015.

Pursuant to the Circular of the National Development and Reform Commission on Promoting the Administrative Reform of the Record-filing and Registration System for the Issuance of Foreign Debts by Enterprises promulgated on September 14, 2015, or the Circular 2044, before the issuance of foreign debts, enterprises shall first apply to the National Development and Reform Commission for the handling of the record-filing and registration procedures and shall report the information on the issuance to NDRC within 10 working days of completion of each issuance. The term “foreign debts” shall mean yuan-denominated or foreign currency-denominated debt instruments with a maturity of one year or above which are issued overseas by domestic enterprises and their controlled overseas enterprises or branches and for which the principal and interest are repaid as agreed, including bonds issued overseas and long- and medium-term international commercial loans, etc. In February 2020, the NPRC circulated the Guide to the Registration of Foreign Debt Issued by Enterprises on its official website, according to which, domestic companies (and their controlled overseas companies or branches) who borrowed from foreign companies (including overseas shareholders) for more than one year need to apply to the NPRC.

PRC Enterprise Income Tax

On January 1, 2008, the PRC Enterprise Income Tax Law, or PRC EIT Law, took effect. The PRC EIT Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Enterprises qualified as “High and New Technology Enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “High and New Technology Enterprise” status. Under the PRC EIT Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC EIT Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the PRC EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or resided in the PRC: (i) senior management personnel and departments that are responsible for daily production, operation and management; (ii) financial and personnel decision making bodies; (iii) key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and (iv) half or more of the senior management or directors who have the voting rights.

PRC Value-added Tax (“VAT”)

Pursuant to the Provisional Regulations on Business Tax which was promulgated by the State Council in December 1993 and revised in November 2008, organizations and individuals engaging in provision of labor services stipulated in these regulations, transfer of intangible assets or sale of immovables in China shall be taxpayers of business tax and shall pay business tax and the applicable business rate for service industry is 5%. The Provisional Regulations on Business Tax was abolished in November 2017. In accordance with Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax (Caishui [2016] No. 36), which was promulgated on March 23, 2016 and came into effect on May 1, 2016 and has been partially abolished, upon approval of the State Council, the pilot program of the collection of value-added tax (the “VAT”) in lieu of business tax shall be promoted nationwide in a comprehensive manner starting from May 1, 2016, and all business tax payers engaged in the building industry, the real estate industry, the financial industry and the life service industry shall be included in the scope of the pilot program with regard to payment of value-added tax instead of business tax. For educational service income, the application VAT tax rate is 6% unless otherwise provided by the circular.

According to Provisional Regulations on Value-added Tax of the PRC or the VAT Regulations, which was promulgated by the State Council on December 13, 1993, came into effect on January 1, 1994, and was amended on November 10, 2008, February 6, 2016 and November 19, 2017, and The Detailed Rules for the Implementation of the Provisional Regulations of the People’s Republic of China on Value-added Tax (Revised in 2011), which was promulgated by the Ministry of Finance and was last amended on October 28, 2011 and came into effect on November 1, 2011, organizations and individuals engaging in sale of goods or processing, repair and assembly services, sale of services, intangible assets, immovables and importation of goods in the PRC shall be taxpayers of VAT, and shall pay VAT pursuant to these Regulations. The amount of VAT payable is calculated as “output VAT” minus “input VAT.” Pursuant to the VAT Regulations, the rate of VAT is 17% for those engaging in the sale of goods or labor services or tangible personal property leasing services or importation of goods except as otherwise provided by the VAT Regulations. The tax rate of VAT is 11% for the sales of the service of transportation, posting, basic telecommunications, construction and leasing real estate, the sale of real estate and the transfer of land use right, or sell or import the goods listed in the VAT Regulations.

On April 4, 2018, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or Circular 32, according to which for VAT taxable sales acts or importation of goods originally subject to value-added tax rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively. Circular 32 became effective on May 1, 2018 and shall supersede existing provisions which are inconsistent with Circular 32. On March 20, 2019, MOF, SAT and GAC jointly promulgated the Announcement on Policies for Deepening the VAT Reform, or Circular 39, according to which for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively. This Announcement came into force on April 1, 2019.

Dividend Withholding Tax

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Tax on Income or the Double Tax Avoidance Arrangement, and other applicable mainland Chinese laws, if a Hong Kong resident enterprise is determined by the competent tax authority in mainland China to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a mainland China resident enterprise may be reduced to 5% upon receiving approval from in-charge tax authority. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the Notice No. 81, issued on February 20, 2009 by the SAT, if the relevant Chinese tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Chinese tax authorities may adjust the preferential tax treatment. Based on Notice of the State Administration of Taxation on How to Understand and Determine the “Beneficial Owners” in Tax Agreements, or the Notice No. 601, issued on October 27, 2009 by the SAT, conduit companies, which are established for the purpose of evading or reducing tax, or transferring or accumulating profits, shall not be recognized as beneficial owners and thus are not entitled to the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. On February 3, 2018, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, or the Circular 9, which became effective on April 1, 2018 and the Notice 601 was repealed simultaneously. The Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties stipulates issues relating to determination of “beneficial owner” status in clauses of tax treaties on dividends, interest and royalties.

Accordingly, Edeshler HK may be able to benefit from the 5% withholding tax rate for the dividends it receives from Fengyuan Beijing, if it satisfies the conditions prescribed under the Notice No. 81 and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Employment and Social Insurance

We are subject to laws and regulations governing our relationship with our employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

Pursuant to the PRC Labor Law effective from January 1, 1995 (as amended on December 29, 2018) and the PRC Labor Contract Law effective as of January 1, 2008 (as amended on December 28, 2012), a written labor contract shall be executed by employer and an employee when the employment relationship is established, and an employer is under an obligation to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. The employer must also pay severance to an employee in nearly all instances where a labor contract, including a contract with an unlimited term, is terminated or expires. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, the government has continued to introduce various new labor-related regulations after the Labor Contract Law. Among other things, new annual leave requirements mandate that annual leave ranging from 5 to 15 days is available to nearly all employees and further require that the employer compensate an employee for any annual leave days the employee is unable to take in the amount of three times his daily salary, subject to certain exceptions. Moreover, all PRC enterprises are generally required to implement a standard working time system of eight hours a day and forty hours a week, and if the implementation of such standard working time system is not appropriate due to the nature of the job or the characteristics of business operation, the enterprise may implement a flexible working time system or comprehensive working time system after obtaining approvals from the relevant authorities. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for their employees, and such contribution amount payable shall be calculated based on the employee actual salary in accordance with the relevant regulations.

M&A Rules and Overseas Listing

The Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, were jointly adopted by six PRC regulatory authorities, including China Securities Regulatory Commission, or CSRC, on August 8, 2006 and became effective as of September 8, 2006, and were later amended on June 22, 2009. The M&A Rules require that a foreign investor is required to obtain necessary approvals when (1) a foreign investor acquires equity in a domestic non-foreign invested enterprise thereby converting it into a foreign-invested enterprise, or subscribes for new equity in a domestic enterprise via an increase of registered capital thereby converting it into a foreign-invested enterprise; or (2) a foreign investor establishes a foreign-invested enterprise which purchases and operates the assets of a domestic enterprise, or which purchases the assets of a domestic enterprise and injects those assets to establish a foreign-invested enterprise. According to Article 11 of the M&A Rules, where a domestic company or enterprise, or a domestic natural person, through an overseas company established or controlled by it/him/her, acquires a domestic company which is affiliated with it/him/her, an approval from the MOFCOM is required.

This M&A Rules purport to require, among other things, offshore SPVs, formed for listing purposes through acquisition of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. We believe that CSRC approval is not required as we are not a special purpose vehicle formed for listing purpose through acquisition of domestic companies that are controlled by our PRC individual shareholders, as we acquired contractual control rather than equity interests in our PRC consolidated VIE.

However, we cannot assure you that the relevant PRC government authority, including the CSRC, would reach the same conclusion as we do. If the CSRC or other PRC regulatory authority subsequently determines that we need to obtain the CSRC’s approval or if CSRC or any other PRC government authorities will promulgate any interpretation or implementing rules before the Share Exchange that would require CSRC or other governmental approvals for the Share Exchange, we may face sanctions by the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from any future offerings into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, and prospects, as well as the trading price of our shares.

Properties

All land in China is owned by the State. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a certain period no more than 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations. We do not own or have not been granted land use rights to any property in China or any other countries. We rent our office space through a lease which we believe is adequate and suitable for our current operations.

We have the property set forth in the table below.

Location	Size	Leased/Owned/Granted	Function
Room 515, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, P.R.C	300 square meters (approximately 3,339 square feet)	Leased	Office
Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, PRC	350 square meters (approximately 3,767 square feet)	Leased	Office
Room 514, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, PRC	200 square meters (approximately 2,153 square feet)	Leased	Office
Room 901, Unit 1, Xiangling Zhihuigang (Jianye Zhihuigang), N.W. Corner at Kaiyuan Ave. & Dingdingmen Street, Luoyang, Henan Province, PRC	315.28 square meters (approximately 3,393.65 square feet)	Leased	Office
Room 902, 903, 904, 907, 9th Floor, Building No. 1, Weilaichuangye Guangchang, N. 3rd Gangxing Road, Gaoxin District, Jinan, Shandong Province, PRC	840 square meters (approximately 9041.68 square feet)	Leased	Office

Research and Development

As of June 30, 2021, we have an in-house R&D team consisting of 8 skilled engineers to develop our applications and around 24 employees experienced course designing and shooting staff. For the fiscal year ended September 30, 2020, we incurred approximately $128,527 of research & development expenses for online platform and training materials.

Employees

As of June 30, 2021, we have 62 full time employees including 27 in Beijing office, 24 in Shandong office, and 11 in Luoyang office. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. We are, to our knowledge, not a party to any material legal proceedings and no material legal proceeding has been threatened by us or, to the best of our knowledge, against us.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase, hold or sell our securities. Our business, financial condition or results of our operations could be materially adversely affected by these risks, if any of them actually occur. Our shares of Common Stock or preferred stock are not currently listed on any national securities exchange. Some of these risk factors have affected our Company’s financial condition and/or operating results in the past, or are currently affecting us. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results, assuming we obtain financing and can commence our proposed business and operations, of which there can be no assurance, could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Current Report on Form 8-K.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Our onsite business could be affected by the spread of COVID-19.

If there is new COVID-19 cases discovered inside the mainland border, the PRC government would impose strict regulations about social distancing or prohibitions on social gatherings, making it very hard for us to develop offline meetings and courses.

However, on the other hand, this could be a good opportunity for our online educational services. Because students are not allowed to go to school while there are still new cases of COVID-19, they have more time to study at home. Thus, there is a bigger possibility that they will use our online courses and other online educational services.

We depend on the education industry for a significant portion of our revenues.

Our revenues could seriously decrease if there were adverse developments in the education industry. Our near-term and long-term prospects depend upon selling our educational services. Our success is highly dependent on the sales and marketing expenditures of our local distributors and our ability to attract these expenditures. Some of the adverse developments in the education industry that could affect our revenues would be:

●	A reduction in sales and marketing expenditures of educational services;

●	Public or private market initiatives or reforms designed to regulate the manner in which educational enterprises promote their products;

●	Regulatory or legislative developments that discourage or prohibit private enterprises’ activities in educational industry;

●	A decrease in the number of new courses being developed; or

●	The adoption of current legislative and regulatory proposals to control educational costs for families.

We face intense competition from education and training services companies, and, if we are unable to compete effectively, we may lose customers and our revenues may decline.

The market for educational services is highly competitive and we expect competition to persist and intensify. We believe that the principal competitive factors in our markets are industry expertise, breadth and depth of service offerings, quality of the services offered, reputation and track record, marketing and selling skills, scalability of infrastructure and price. In addition, the trend towards offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. Our ability to compete also depends in part on a number of factors beyond our control, including the ability of our competitors to recruit, train, develop and retain highly skilled professionals, the price at which our competitors offer comparable services and our competitors’ responsiveness to client needs. Therefore, we cannot assure you that we will be able to retain our customers while competing against such competitors. Increased competition, our inability to compete successfully against competitors, pricing pressures or loss of market share could harm our business, financial condition and results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executive and key personnel in the future, in which case our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. If any of our senior executives or key personnel joins a competitor or forms a competing company, we may lose customers, suppliers, know-how and key professionals and staff members to them. Also, if any of our distributors, who generally keep a close relationship with our customers, joins a competitor or forms a competing company, we may lose customers, and our revenues may be materially and adversely affected.

Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. Most of our executives and key personnel have entered into employment agreements with us that contain non-competition provisions, non-solicitation and nondisclosure covenants. However, if any dispute arises between our executive officers and key personnel and us, such non-competition, non-solicitation and our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executive and key personnel in the future, in which case our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. If any of our senior executives or key personnel joins a competitor or forms a competing company, we may lose customers, suppliers, know-how and key professionals and staff members to them. Also, if any of our business development managers, who generally keep a close relationship with our customers, joins a competitor or forms a competing company, we may lose customers, and our revenues may be materially and adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. Most of our executives and key personnel have entered into employment agreements with us that contain non-competition provisions, non-solicitation and nondisclosure covenants. However, if any dispute arises between our executive officers and key personnel and us, such non-competition, non-solicitation and non-disclosure provisions might not provide effective protection to us, especially in China, where most of these executive officers and key employees reside, in light of the uncertainties with China’s legal system.

If we fail to provide high-quality and reliable content, we may not be able to attract and retain users to remain competitive.

Our success depends on our ability to maintain and grow user engagement on our platform. To attract and retain users and compete against our competitors, we must continue to offer high-quality and reliable content to provide our users with a superior educational experience. To this end, we must continue to produce original content and source new professional and user-generated content. Given that we operate in a rapidly evolving industry, we need to anticipate industry changes and respond to such changes timely and effectively. If we fail to continue to offer high-quality and reliable content to our users, we may suffer from reduced user traffic and engagement, and our business, financial condition and results of operations may be materially and adversely affected.

In addition to content generated by our users and content partners, we rely on our research and development team to create original content and to edit, manage, and supervise the original content origination and production process, and we intend to continue to invest resources in content production. We face competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for talents or attract and retain top talents at reasonable costs, our original content production capabilities would be negatively impacted. Any deterioration in our in-house content production capability, inability to attract creative talents at reasonable costs or losses in personnel may materially and adversely affect our business and operating results.

We expect competition to increase significantly in the future which could reduce our revenues, potential profits and overall market share.

The market for traditional and online education is competitive. Barriers to entry on the Internet are relatively low, and we expect competition to increase significantly in the future. We face competitive pressures from certain actual and potential competitors, both onsite and online, many of which have longer operating histories, greater brand name recognition, larger user bases and significantly greater financial, technical and marketing resources than we do. We cannot assure you that educational services maintained by our existing and potential competitors will not be perceived by the education community as being superior to ours.

China’s regulatory requirements or changes in off-campus training institutions may affect our business operations and prospects.

In May 2021, the 19th meeting of the Central Committee for Comprehensive Promotion of Reform has reviewed the Opinions on Further Reducing the Burden of Homework and Off-campus Training for Students in Compulsory Education, which emphasized to promote the implementation of “Double Reduction” work for education authorities. Additionally, some other regulations in relation to reducing the burden of off-campus training for children and enhancement of management of off-campus training institutions that serve primary and secondary school students have been circulated earlier. For more details, please refer to “Government Regulations- Off-campus Training Institutions” on page 15.  On June 15, 2021, the Department of Off-campus Education and Training Supervision under the Ministry of Education was established. According to the introduction on the official website of Ministry of Education, the Department of Off-campus Education and Training Supervision is responsible for off-campus education and training management for primary and middle school students (including kindergarten children). It also formulates norms and management policies of off-campus education and training, organize and implement the comprehensive management of off-campus education and training, and guide the comprehensive law enforcement of off-campus education and training.

In July 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council formally issued the Double Reduction Opinions. According to the Double Reduction Opinions, regulatory authorities will fully regulate off-campus training behavior. The Double Reduction Opinions clarified some administrative measures. One is to insist on strict approval of institutions, the second is to prohibit capitalization operations, the third is to establish a training content filing and supervision system, the fourth is to strictly control the opening hours of discipline training institutions, and the fifth is to incorporate subject fees into government guidance prices. In response to new situations and new problems in the management of off-campus training institutions, the administration may further improve relevant laws, regulations and systems. For non-disciplinary training institutions, the Double Reduction Opinions require all regions to distinguish their types as sports, culture and art, science and technology, etc., and clarify the corresponding competent departments to set standards and strictly approve. The General Office of the Ministry of Education issued a notice later, which further clarifies the subject and non-disciplinary scope of off-campus training during the compulsory education stage. Apart from what have been clarified in the Double Reduction Opinions, there also remains uncertainty as to, among others, what strict measures would be imposed on off-campus training institutions, how these regulations would be interpreted and implemented, and whether they would apply to our current business. If we are required to be in compliance with those stricter regulatory requirements, we may not be able to meet such regulatory requirements in a timely manner or at all, additional costs, adverse operational or financial impacts on our business may incur when meeting these requirements, and, which may adversely affect our business, financial condition and operating results.

We may be unable to adequately develop our systems, processes and support in a manner that will enable us to meet the demand for our services.

We have initiated our online operations in the recent several years and are developing our ability to provide our courses and education systems on a transactional basis over the Internet. Our future success will depend on our ability to develop the infrastructure effectively, including additional hardware and software, and implement the services, including customer support, necessary to meet the demand for our services. In the event we are not successful in developing the necessary systems and implementing the necessary services on a timely basis, our revenues could be adversely affected, which would have a material adverse effect on our financial condition.

We may lose business if we are unable to keep up with rapid technological or other changes.

If we are unable to keep up with changing technology and other factors related to our market, we may be unable to attract and retain users and advertisers, which would reduce our revenues. The markets in which we compete are characterized by rapidly changing technology, evolving technological standards in the industry, frequent new service and product announcements and changing consumer demands. Our future success will depend on our ability to adapt to these changes and to continuously improve the performance, features and reliability of our service in response to competitive services and product offerings and the evolving demands of the marketplace. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure, which might impact our ability to become or remain profitable.

The growth and success of our business depends on our ability to anticipate and develop new services and enhance existing services in order to keep pace with rapid changes in technology and in the industries we focus on.

The market for our services is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. Our future growth and success depend significantly on our ability to anticipate developments in educational services, and develop and offer new product and service lines to meet our customers’ and end-users’ evolving needs. We may not be successful in anticipating or responding to these developments in a timely manner, or if we do respond, the services or technologies we develop may not be successful in the marketplace. The development of some of the services and technologies may involve significant upfront investments and the failure of these services and technologies may result in our being unable to recover these investments, in part or in full. Further, services or technologies that are developed by our competitors may render our services uncompetitive or obsolete. In addition, new technologies may be developed that allow our customers to more cost-effectively perform the services that we provide, thereby reducing demand for our services. Should we fail to adapt to the rapidly changing educational services market or if we fail to develop suitable services to meet the evolving and increasingly sophisticated requirements of our customers in a timely manner, our business and results of operations could be materially and adversely affected.

If we do not succeed in attracting new customers for our services or growing revenues from existing customers, we may not achieve our revenue growth goals.

We plan to significantly expand the number of customers we serve to diversify our client base and grow our revenues. Obtaining new customers is important for us to achieve rapid revenue growth. We also plan to grow revenues from our existing customers by identifying and selling additional services to them. Our ability to attract new customers, as well as our ability to grow revenues from existing customers, depends on a number of factors, including our ability to offer high quality services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing teams. If we are not able to continue to attract new customers or to grow revenues from our existing customers in the future, we may not be able to grow our revenues as quickly as we anticipate or at all.

As a result of our significant recent growth, evaluating our business and prospects may be difficult and our past results may not be indicative of our future performance.

Our future success depends on our ability to significantly increase revenue and maintain profitability from our operations. Our business has grown and evolved significantly in recent years. Our growth in recent years makes it difficult to evaluate our historical performance and make a period-to-period comparison of our historical operating results less meaningful. We may not be able to achieve a similar growth rate or maintain profitability in future periods. Therefore, you should not rely on our past results or our historic rate of growth as an indication of our future performance. You should consider our future prospects in light of the risks and challenges encountered by a company seeking to grow and expand in a competitive industry that is characterized by rapid technological change, evolving industry standards, changing client preferences and new product and service introductions. These risks and challenges include, among others:

●	The uncertainties associated with our ability to continue our growth and maintain profitability;

●	Preserving our competitive position in the educational industry in China;

●	Offering consistent and high-quality educational services to retain and attract customers;

●	Implementing our strategy and modifying it from it from time to time to respond effectively to competition and changes in client preferences;

●	Managing our expanding operations and successfully expanding our solution and service offerings;

●	Responding in a timely manner to technological or other changes in the educational industry;

●	Recruiting, training, developing and retaining qualified managerial and other personnel.

If we are unsuccessful in addressing any of these risks or challenges, our business may be materially and adversely affected.

Our profitability will suffer if we are not able to maintain our resource utilization levels or continue to improve our productivity levels.

Our gross margin and profitability are significantly impacted by our utilization of human resources as well as other resources, such as computers, IT infrastructure and office space, and our ability to increase our productivity levels. We may face difficulties maintaining high levels of utilization, especially for our newly established businesses and resources. The framework agreements with some of our customers typically do not impose a minimum or maximum purchase amount and allow our customers to place service orders from time to time at their discretion. Customers demand is varied and it may fall to zero or surge to a level that we cannot cost-effectively satisfy. Although we try to use all commercially reasonable efforts to accurately estimate service orders and resource requirements from our customers, we may overestimate or underestimate, which may result in unexpected cost and strain or redundancy of our human capital and adversely effects on our utilization ability. Our ability to continually increase our productivity levels depends significantly on our ability to recruit, train, develop and retain high-performing professionals, staff projects appropriately and optimize our mix of services and delivery methods. If we experience a slowdown or stoppage of work for any client or on any project for which we have dedicated professionals or facilities, we may not be able to efficiently reallocate these professionals and facilities to other customers and projects to keep their high utilization and productivity levels. If we are not able to maintain high resource utilization levels without corresponding cost reductions or price increases, our profitability will suffer.

Increases in wages for professionals in China could prevent us from sustaining our competitive advantage and could reduce our profit margins.

Part of our most significant costs are the salaries and other compensation expenses for our educational professionals and other employees. Because of rapid economic growth, increased productivity levels, and increased competition for skilled employees and consultants in China, wages for highly skilled employees in China, in particular middle- and senior-level managers, are increasing at a faster rate than in the past. We may need to increase the levels of employee and consultant compensation more rapidly than in the past to remain competitive in retaining the quality and attracting number of employees that our business requires. Increases in the wages and other compensation we pay our employees and consultants in China could reduce our competitive advantage unless we are able to increase the efficiency and productivity of our professionals as well as the prices we can charge for our services. In addition, any appreciation in the value of the Renminbi relative to U.S. dollar will cause an increase in the relative wage levels in China, which could further reduce our competitive advantage and adversely impact our profit margin.

We must continue to upgrade our technology infrastructure, or we will be unable to effectively meet demand for our services.

We must continue to add hardware and enhance software to accommodate the increasing content in our courses. In order to make timely decisions about hardware and software enhancements, we must be able to accurately forecast the growth in demand for our services. This growth in demand for our services could be difficult to forecast and the potential audience of our services is large. If we are unable to increase the data storage and processing capacity of our systems at least as fast as the growth in demand, our systems may become unstable and may fail to operate for unknown periods of time. Unscheduled downtime could harm our business and also could discourage current and potential end users and reduce future revenues.

Our data and web server systems may negatively interrupt in working or work improperly due to natural disasters, failure of third-party services and other unexpected problems.

We use Alibaba Cloud for our data which is backed-up on regular basis and one on-site local server used for data backup and simulation test. When unlikely, an unexpected event like a power or telecommunications outage, fire, flood or earthquake at our Internet service providers’ facilities and at our on-site data facility could cause the loss of certain data which is not backed-up and interrupt with our services. Currently we don’t have any business interruption insurance to compensate us for losses that may occur. In addition, we rely on third parties to securely store our archived data, house our Web server and network systems and connect us to the Internet. The failure by any of these third parties to provide these services satisfactorily and our inability to find suitable replacements would impair our ability to access archives and operate our systems.

Our computer networks may be vulnerable to security risks that could disrupt our services and adversely affect our results of operations.

Our computer networks may be vulnerable to unauthorized access, computer hackers, computer viruses and other security problems caused by unauthorized access to, or improper use of, systems by third parties or employees. A hacker who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in our operations. Although we intend to continue to implement security measures, computer attacks or disruptions may jeopardize the security of information stored in and transmitted through our computer systems. Actual or perceived concerns that our systems may be vulnerable to such attacks or disruptions may deter our customers from using our platforms or services. As a result, we may be required to expend significant resources to protect against the threat of these security breaches or to alleviate problems caused by these breaches.

Data networks are also vulnerable to attacks, unauthorized access and disruptions. For example, in a number of public networks, hackers have bypassed firewalls and misappropriated confidential information. It is possible that, despite existing safeguards, an employee could misappropriate our customers’ proprietary information or data, exposing us to a risk of loss or litigation and possible liability. Losses or liabilities that are incurred as a result of any of the foregoing could have a material adverse effect on our business.

We may lose users and lose revenues if our cyber security measures fail.

If the security measures that we use to protect personal information are ineffective, we may lose users of our services, which could reduce our revenues. We rely on security and authentication technology licensed from third parties. We cannot predict whether these security measures could be circumvented by new technological developments. In addition, our software, databases and servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to spend significant resources to protect against security breaches or to alleviate problems caused by any breaches. We cannot assure you that we can prevent all cyber security breaches.

Our future growth depends significantly on the strength of our brand and reputation. Any failure to maintain and enhance, or any damage to, our brand image or reputation could materially and adversely affect our business, results of operations, financial condition and prospects.

Our reputation and brand recognition, which depend on cultivating awareness, trust and confidence among our current or potential users, is critical to the success of our business. We believe a well-recognized brand is crucial to increasing our user base and, in turn, facilitating our effort to monetize our services and enhancing our attractiveness to our users and service providers. As we are growing to be known in family education in China, our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits and other claims in the ordinary course of our business, perceptions of conflicts of interest and rumors, including complaints made by our competitors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed.

In addition, any perception that the quality of our educational services may not be the same as or better than that of other platforms of educational services can damage our reputation. Any negative media publicity about any of the services available on our platform or product or service quality problems at other educational services platforms, including at our competitors, may also negatively impact our reputation and brand. Negative perceptions of educational services, or the industry in general, may reduce the number of users coming to our platform and the number of transactions conducted through our platform, which would adversely impact our revenues and liquidity position.

We may not be able to prevent others from unauthorized use of our intellectual property, which could cause a loss of customers, reduce our revenues and harm our competitive position.

We rely on a combination of copyright, trademark, software registration, anti-unfair competition and trade secret laws, as well as confidentiality agreements and other methods to protect our intellectual property rights. To protect our trade secrets and other proprietary information, employees, consultants and collaborators are required to enter into confidentiality agreements or other relevant agreements which include confidentiality provisions therein. These agreements might not provide effective protection for the trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. Implementation of intellectual property-related laws in China has historically been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as those in the United States or other developed countries, and infringement of intellectual property rights continues to pose a serious risk of doing business in China. Policing unauthorized use of proprietary technology is difficult and expensive. The steps we have taken may be inadequate to prevent the misappropriation of our proprietary technology. Unauthorized copying, other misappropriation, or negligent or accidental leakage of our proprietary technologies could enable third parties to benefit from our technologies without obtaining our consent or paying us for doing so, which could harm our business and competitive position. Though we are not currently involved in any litigation with respect to intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

We may face intellectual property infringement claims that could be time-consuming and costly to defend. If we fail to defend ourselves against such claims, we may lose significant intellectual property rights and may be unable to continue providing our existing services.

Our success largely depends on our ability to use and develop our technology and services without infringing the intellectual property rights of third parties, including copyrights, trade secrets and trademarks. We may be subject to risk related to potential infringement claims of the copyrights, as the copyrights of some of our educational courses developed by us. For example, pursuant to the Copyright Law of the PRC, providing the public with works by wired or wireless means, so as to make the public able to respectively obtain the works at the individually selected time and place, without permission from the owner of the copyrights therein shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc. We may be subject to litigation involving claims of violation of other intellectual property rights of third parties. We may be unaware of intellectual property registrations or applications relating to our services that may give rise to potential infringement claims against us. There may also be technologies licensed to and relied on by us that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. We are subject to additional risks as a result of our hiring of new employees who may misappropriate intellectual property from their former employers. Parties making infringement claims may be able to obtain an injunction to prevent us from delivering our services or using technology involving the allegedly infringing intellectual property. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. A successful infringement claim against us, whether with or without merit, could, among others things, require us to pay substantial damages, develop non-infringing technology, or re-brand our name or enter into royalty or license agreements that may not be available on acceptable terms, if at all, and cease making, licensing or using products that have infringed a third party’s intellectual property rights. Protracted litigation could also result in existing or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation, or could require us to indemnify our customers against infringement claims in certain instances. Any intellectual property claim or litigation in this area, whether we ultimately win or lose, could damage our reputation and have a material adverse effect on our business, results of operations or financial condition.

Disruptions in telecommunications or significant failure in our IT systems could harm our service, which could result in a reduction of our revenue.

A significant element of our business strategy is to continue to leverage and expand our branches strategically located in China. We believe that the use of a strategically located network of branches will provide us with cost advantages, the ability to attract highly skilled personnel in various regions of the country and the world, and the ability to serve customers on a regional and global basis. Part of our service model is to maintain active voice and data communications, financial control, accounting, customer service and other data processing systems between our main offices in Shanghai, our customers’ locations, and our other branches and support facilities. Our business activities may be materially disrupted in the event of a partial or complete failure of any of these IT or communication systems, which could be caused by, among other things, software malfunction, computer virus attacks, conversion errors due to system upgrading, damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond our control. Loss of all or part of the systems for a period of time could hinder our performance or our ability to complete client projects on time which, in turn, could lead to a reduction of our revenue or otherwise have a material adverse effect on our business and business reputation. We may also be liable to our customers for breach of contract for interruptions in service.

We may need additional capital and any failure by us to raise additional capital on terms favorable to us, or at all, could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We believe that our current cash and cash flow from operations should be sufficient to meet our anticipated cash needs for at least the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

●	Investors’ perception of, and demand for, securities of technology services outsourcing companies;

●	Conditions of the U.S. and other capital markets in which we may seek to raise funds;

●	Our future results of operations and financial condition;

●	PRC government regulation of foreign investment in China;

●	Economic, political and other conditions in China; and

●	PRC government policies relating to the borrowing and remittance outside China of foreign currency.

Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to grow our business and develop or enhance our product and service offerings to respond to market demand or competitive challenges.

We may incur losses resulting from business interruptions resulting from occurrence of natural disasters, health epidemics and other outbreaks or events.

Our operational facilities may be damaged in natural disasters such as earthquakes, floods, heavy rains, sand storms, tsunamis and cyclones, or other events such as fires. Such natural disasters or other events may lead to disruption of information systems and telephone service for sustained periods. Damage or destruction that interrupts our provision of outsourcing services could damage our relationships with our customers and may cause us to incur substantial additional expenses to repair or replace damaged equipment or facilities. We may also be liable to our customers for disruption in service resulting from such damage or destruction. Prolonged disruption of our services as a result of natural disasters or other events may also entitle our customers to terminate their contracts with us. We currently do not have insurance against business interruptions.

Fluctuation in the value of the Renminbi and other currencies may have a material adverse effect on the value of your investment.

Our financial statements are expressed in U.S. dollars. However, a majority of our revenues and expenses are denominated in Renminbi (RMB). Our exposure to foreign exchange risk primarily relates to the limited cash denominated in currencies other than the functional currencies of each entity. We do not believe that we currently have any significant direct foreign exchange risk and have not hedged exposures denominated in foreign currencies or any other derivative financial instruments. However, the value of your investment in our Common Stock will be affected by the foreign exchange rate between U.S. dollars and RMB because the primary value of our business is effectively denominated in RMB, while our Common Stock will be traded in U.S. dollars.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rate and achieve certain exchange rate targets, and through such intervention kept the U.S. dollar-RMB exchange rate relatively stable.

As we may rely on dividends paid to us by our PRC subsidiaries and branches, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of any dividends payable on our Common Stock in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from any future offerings into for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our Common Stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Furthermore, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign exchange losses in the future. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert into foreign currencies.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, euro and other foreign currencies are affected by, among other things, changes in China political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in the U.S. dollar terms. For example, to the extent that we need to convert U.S. dollar we receive from any future offerings into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollar for the purpose of paying dividends on our Common Stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Since July 2005, the RMB is no longer pegged to the U.S. dollar, although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In connection with audits of our financial statements for the fiscal years ended September 30, 2020 and 2019, our management identified a material weakness in the design and operation of our internal controls because:

●	The Company lacked of the key monitoring mechanisms such as internal control department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures, also we did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements;

●	The Company lacked of sufficient resources and expertise with US GAAP and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner.

As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

In addition, in order to address the material weakness in internal control over financial reporting of the Company, we have: (a) hired an experienced outside consultant with adequate experience with US GAAP and the SEC reporting and compliance requirements. (b) continued our efforts to provide ongoing training courses in US GAAP to existing personnel, including our Chief Financial Officer; (c) continued our efforts to set up the internal audit department, and enhance the effectiveness of the internal control system; and (d) continued our efforts to implement necessary review and controls at related levels and all important documents and contracts will be submitted to the office of its chief executive officer for retention.

All internal control systems, no matter how well designed, have inherent limitations including the possibility of human error and the circumvention or overriding of controls. Further, because of changes in conditions, the effectiveness of internal controls may vary over time. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Accordingly, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

We cannot be certain that these measures will successfully remediate the material weakness or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Common Stock to decline. In addition, it could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accountants as to our internal control over financial reporting for the foreseeable future.

If major mobile application distribution channels change their standard terms and conditions in a manner that is detrimental to us, or suspend or terminate their existing relationship with us, our business, financial condition and results of operations may be materially and adversely affected.

We currently cooperate of Apple’s app store and major PRC-based Android app store to distribute our Zhuoxun App to users. As such, the promotion, distribution and operation of our application are subject to such distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these distribution channels. If these third-party distribution platforms change their terms and conditions in a manner that is detrimental to us, or refuse to distribute our application, or if any other major distribution channel with which we would like to seek collaboration refuses to collaborate with us in the future on commercially favorable terms, our business, financial condition and results of operations may be materially and adversely affected.

The Internet is subject to many legal uncertainties and potential government regulations that may decrease demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our financial results or prospects.

Any new law or regulation pertaining to the Internet or online publication, or the application or interpretation of existing laws, could decrease demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our financial results and prospects.

New laws and regulations or the application or interpretation of existing laws and regulations pertaining to the Internet or online publication may be adopted by PRC regulatory authorities in the future that address Internet-related issues, including online content, user privacy, pricing and quality of products and services. For example, due to the ambiguity of the definition of “online publishing service,” the online distribution of content, including our online services, the courseware or audio-visual contents uploaded by the users in ZhuoXun App, through our mobile application, may be regarded as “online publishing service” and therefore we may be required to obtain an Online Publishing License in the future.

The United States or foreign nations may adopt legislation aimed at protecting Internet users’ privacy. This legislation could increase our cost of doing business and negatively affect our financial results. Moreover, it may take years to determine the extent to which existing laws governing issues like property ownership, libel, negligence and personal privacy are applicable to the Internet. Currently, U.S. privacy law consists of disparate state and federal statutes regulating specific industries that collect personal data. Most of them predate and therefore do not specifically address online activities. In addition, a number of comprehensive legislative and regulatory privacy proposals are now under consideration by federal, state and local governments in the United States.

Our future growth depends on the further acceptance of the Internet and particularly the mobile Internet as an effective platform for assessing educational services.

While the Internet and the mobile Internet have gained increased popularity in China as platforms for online educational resources sharing in recent years, many users have limited experience in accessing educational information online. For example, users may not consider online content to be reliable sources of information. If we fail to educate users about the value of our content, our platform and our services, our growth may be limited and our business, financial performance and prospects may be materially and adversely affected. The further acceptance of the internet and the mobile internet as an effective and efficient platform for information sharing and training content is also affected by factors beyond our control, including negative publicity around online educational services and potential restrictive regulatory measures taken by the PRC government. If online and mobile networks do not achieve adequate acceptance in the market, our growth prospects, results of operations and financial condition could be harmed.

We are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also to transfers of information between us, our WFOE (Fengyuan Beijing), our VIE (Zhouxun Beijing), and our VIE’s subsidiary, and among us, our WFOE, our VIE, and our VIE’s subsidiary, and other parties with which we have commercial relations with. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China, or the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On July 10, 2021, the CAC publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. We offer our mobile application in China, and we could be subject to cybersecurity review in the future. During such review, we may be required to suspend new user registration in China and experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, fines, or service suspension. Therefore, cybersecurity review could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and will take effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. As the Data Security Law was recently promulgated and has not yet taken effect, we may be required to make further adjustments to our business practices to comply with this law. After the Data Security Law takes effect, if our data processing activities were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions. As a result, we may be required to suspend our relevant businesses, shut down our website, take down our operating applications, or face other penalties, which may materially and adversely affect our business, financial condition, and results of operations.

Recently, there has been an increasing focus on ensuring that mobile apps comply with privacy regulations. The Announcement of Launching Special Crackdown Against Illegal Collection and Use of Personal Information by Mobile Apps was issued with effect on January 23, 2019 and commenced coordinated efforts among the CAC, the PRC Ministry of Industry and Information Technology, or the MIIT, the PRC Ministry of Public Security, and the SAMR to combat the illegal collection and use of personal information by mobile apps throughout China. On October 31, 2019, the MIIT issued the Notice on the Special Rectification of Mobile Apps Infringing Users’ Rights and Interests, pursuant to which application providers were required to promptly rectify issues that the MIIT designated as infringing application users’ rights such as collecting personal information in violation of PRC regulations and setting obstacles for user account deactivation. In July 2020, the MIIT issued the Notice on Conducting Special Rectification Actions in Depth Against the Infringement upon Users’ Rights and Interests by Applications, to rectify the following issues: (i) illegal collection and use of personal information of users by an application and a software development kit, (ii) setting up obstacles and frequently harassing users, (iii) cheating and misleading users, and (iv) inadequate implementation of application distribution platforms’ responsibilities. Pursuant to the notice, by the end of August 2020, the management system for the national application technical testing platform will be put into use, and by December 10, 2020, the testing of 400,000 mainstream applications must be completed. If any of our mobile apps are not in compliance with these regulations, we could be subject to penalties, including revocation of our business licenses and permits.

We provide online education through our mobile application, ZhuoXun App, which collects certain information of users. End users sometimes enter private information about themselves or their family members when using our services. Also, our systems record use patterns when End users access our databases that may reveal private information about the users. Our access to the data may expose us to compliance risk with respect to cybersecurity, data protection and privacy-related laws and regulations, and any failure to comply with such laws and regulations by us may face administrative actions that limit our access to the data, as a result, our operations could be disrupted. In addition, during our operations, our collection or storage of certain data may not be in full compliance with the applicable laws due to the uncertainties of the interpretation and application of the applicable laws. We have not been subject to any penalties from the competent governmental authorities for our collection or storage of data. Any failure to comply with applicable cybersecurity, privacy, and data protection laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities against us, which could materially and adversely affect our business, financial condition, and results of operations. In addition, compliance with the current and future strict legal requirements could be expensive, and may place restrictions on our business operations and the manner in which we interact with our users. Any negative publicity on our mobile application’s safety or privacy protection mechanism and policy could harm our public image and reputation and materially and adversely affect our business, financial condition, and results of operations.

RISKS RELATING TO OUR SECURITIES

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Because of our lack of operations and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the current lack of substantial development. We have only generated modest revenues to date, and there is little likelihood that we will realize any significant profits in the short term. Since we are still a development stage company, we will have to raise monies for our operations through the sale of our equity securities or debt in order to continue our business operations.

We may, in the future, issue additional shares of Common Stock that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of preferred and/or Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. We may value any shares of Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock may have the effect of diluting the value of the Common Stock held by our investors, and might have an adverse effect on any trading market for our Common Stock.

The Market for Penny Stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and, (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our Common Stock is subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a “penny stock” to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our Common Stock is currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the Common Stock and may severely and adversely affect the ability of broker-dealers to sell the Common Stock.

Trading on the OTC Market may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.

Our Common Stock is listed on the OTC Pink Market operated by OTC Markets Group Inc. Trading in stock quoted on the OTC is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTC Market is not a stock exchange, and trading of securities on the OTC Market is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like NYSE. Accordingly, shareholders may have difficulty reselling any of the shares. At this time, there is no bid for our shares in the market, and there has been virtually limited trading in our shares for more than six months.

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any Common Stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to promote our applications and develop new applications and add-on features to our existing applications; accordingly, we do not anticipate the declaration of any dividends for Common Stock in the foreseeable future. Investors seeking dividend income or liquidity should not invest in our shares.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The board of directors of our company has the authority to cause us to issue additional shares of Common Stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our Common Stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our Common Stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our Common Stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our Common Stock; and (ix) general stock market price and volume fluctuations of publicly trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our Common Stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

RISKS RELATING TO OUR CORPORATE STRUCTURE

If the PRC government finds that the contractual arrangement that establishes our corporate structure for operating our business does not comply with applicable PRC laws and regulations, we could be subject to severe penalties.

Foreign ownership in entities that provision of value-added telecommunication services, with a few exceptions, is subject to restrictions under current PRC laws and regulations. Specifically, foreign ownership of an internet information service provider may not exceed 50%, and the major foreign investor is required to have a record of good performance and operating experience in managing value-added telecommunications business. Furthermore, Radio and TV program production also fall within prohibited industries for foreign investors according to PRC laws and regulations.

We are an exempted company incorporated in the British Virgin Islands and our wholly-owned PRC subsidiary, Fengyuan Beijing, or the WFOE, is considered a foreign-invested enterprise. Accordingly, Fengyuan Beijing is not eligible to provide internet information services or engage business of Radio and TV program production under PRC laws. To comply with PRC laws and regulations, we conduct such business activities through Beijing Zhuoxun, our consolidated variable interest entity, or VIE. Fengyuan Beijing, our wholly owned subsidiary in China, has entered into a series of contractual arrangements with our VIE, its shareholders, which enable us to (i) exercise effective control over our VIE; (ii) receive substantially all of the economic benefits and bear the obligation to absorb substantially all of the losses of our VIE; and (iii) have an exclusive option to purchase all or part of the equity interests in our VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate financial results of our VIE and its subsidiaries into our consolidated financial statements under U.S. GAAP.

If our ownership structure and contractual arrangements are found to be in violation of any PRC laws or regulations, or if we are found to be required but failed to obtain any of the permits or approvals for our mobile apps development business, the relevant PRC regulatory authorities, including, among others, the Cyberspace Administration of China or the CAC, which regulates the mobile app service industry in China, Ministry of Commerce of PRC, or the MOFCOM, which regulates the foreign investment in China would have broad discretion in imposing fines or punishments upon us for such violations, including:

●	revoking the business and operating licenses of Zhuoxun Beijing;
●	confiscating any of our income that they deem to be obtained through illegal operations;
●	shutting down our servers or blocking our app/websites;

●	discontinuing or restricting any related-party transactions between Zhuoxun Beijing and our affiliated entities;

●	imposing fines and penalties, or imposing additional requirements for our operations which we, Zhuoxun Beijing or our affiliated entities may not be able to comply with;
●	revoking the preferential tax treatment available to us;

●	requiring us to restructure the ownership and control structure; or

●	restricting or prohibiting our use of the proceeds of any future offering to finance our business and operations in China, particularly the expansion of our business through strategic acquisitions.

As of the date hereof, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of internet companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us or any other companies in the future. If any of the above fines or punishments is imposed on us, our business, financial condition and results of operations could be materially and adversely affected.

We rely on contractual arrangements with Zhuoxun Beijing and its shareholders for our operations in China, which may not be as effective in providing control as direct ownership.

We have relied and expect to continue to rely on the contractual arrangements with Zhuoxun Beijing and its shareholders to operate our onsite educational activities and mobile app development business. For a description of these contractual arrangements, see “VIE Agreements” on page 51. However, these contractual arrangements may not be as effective as direct equity ownership in providing us with control over Zhuoxun Beijing. Any failure by our affiliated entities, including Zhuoxun Beijing and the shareholders of Zhuoxun Beijing, to perform their obligations under the contractual arrangements would have a material adverse effect on the consolidated financial position and consolidated financial performance of our company. For example, the contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In addition, if the legal structure and the contractual arrangements were found to be in violation of any existing or future PRC laws and regulations, we may be subject to fines or other legal or administrative sanctions.

If the imposition of government actions causes us to lose our right to direct the activities of our affiliated entities or our right to receive substantially all the economic benefits and residual returns from our affiliated entities and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our affiliated entities.

Contractual arrangements between our affiliated entities and us may be subject to scrutiny by the PRC tax authorities and a finding that we or our affiliated entities owe additional taxes could materially reduce our net income and the value of your investment.

Under PRC laws and regulations, transactions between related parties should be conducted on an arm’s-length basis and may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our subsidiary in the PRC, Zhuoxun Beijing and the shareholder of Zhuoxun Beijing are not conducted on an arm’s-length basis and adjust the income of our affiliated entities through the transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in, for PRC tax purposes, increased tax liabilities of our affiliated entities. In addition, the PRC tax authorities may require us to disgorge our prior tax benefits, and require us to pay additional taxes for prior tax years and impose late payment fees and other penalties on our affiliated entities for underpayment of prior taxes. To date, similar contractual arrangements have been used by many public companies, including companies listed in the United States, and, to our knowledge, the PRC tax authorities have not imposed any material penalties on those companies. However, we cannot assure you that such penalties will not be imposed on any other companies or us in the future. Our net income may be harmed if the tax liabilities of our affiliated entities materially increase or if they are found to be subject to additional tax obligations, late payment fees or other penalties.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entities and the shareholders of Zhuoxun Beijing. As part of these arrangements, substantially all of our assets that are important to the operation of our business are held by our affiliated entities. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our Common Stock.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

All of our business is conducted through Zhuoxun Beijing, which is considered a VIE for accounting purposes, and we, through Fengyuan Beijing, are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE no longer meets the definition of a VIE under applicable accounting rules, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for reporting purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for accounting purposes. If such entity’s financial results were negative, this would have a corresponding negative impact on our operating results for reporting purposes.

Because we rely on the VIE Arrangements for our revenue, the termination of these agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

We are a holding company and all of our business operations are conducted through the VIE Arrangements. Zhuoxun Beijing may terminate the VIE Arrangements for any or no reason at all. Because neither we, nor our subsidiaries, own equity interests of Zhuoxun Beijing, the termination of the VIE Arrangements would sever our ability to receive payments from Zhuoxun Beijing under our current holding company structure. While we are currently not aware of any event or reason that may cause the VIE Arrangements to terminate, we cannot assure you that such an event or reason will not occur in the future. In the event that the VIE Arrangements are terminated, this would have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

The shareholders of our VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIE may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause our VIE to breach, or refuse to renew, the existing VIE Arrangements we have with them and our VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the VIE Arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the NPC approved the Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, uncertainties exist in relation to its interpretation and implementation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through VIE Arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for VIE Arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our consolidated VIE through VIE Arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for Foreign Investment Access that was jointly promulgated by MOFCOM and the NDRC and took effect in July 2020. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIE through VIE Arrangements are deemed as foreign investment in the future, and any business of our consolidated VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the VIE Arrangements that allow us to have control over our consolidated VIE may be deemed as invalid and illegal, and we may be required to unwind such VIE Arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing VIE Arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our business may be negatively affected.

RISKS RELATING TO DOING BUSINESS IN CHINA

Changes in the PRC’s political, economic or social conditions or government policies may have an adverse impact on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by economic, political and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of development, growth rate, level of government involvement and control of foreign exchange and allocation of resources.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the political, economic and governmental policies and measures of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

There are uncertainties regarding the interpretation and enforcement of PRC laws and regulations.

The PRC legal system is based on written laws and statutes. Previous court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decision may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as the PRC legal system continues to evolve rapidly, the interpretation and enforcement of these laws, regulations and rules involves significant uncertainty and different degrees of inconsistency. In addition, the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which, among other things, require the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since the opinions are relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

All of our operations may be conducted in China, and a significant portion of our net revenues may be derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, depends on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and all of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or our management residing in China. In addition, China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with many countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

We may be subject to litigation and regulatory investigations and proceedings, and may not always be successful in defending ourselves against such claims or proceedings.

Our business operations entail substantial litigation and regulatory risks, including the risk of lawsuits and other legal actions relating to fraud and misconduct, labor disputes of employees, sales and customer services and control procedures deficiencies, as well as the protection of personal and confidential information of our users and business partners, among others. We may be subject to claims and lawsuits in the ordinary course of our business. We may also be subject to inquiries, inspections, investigations and proceedings by relevant regulatory and other governmental agencies. Actions brought against us may result in settlements, injunctions, fines, penalties or other results adverse to us that could harm our business, financial condition, results of operations and reputation. Even if we are successful in defending ourselves against these actions, the costs of such defense may be significant to us. A significant judgement or regulatory action against us or a material disruption in our business arising from adverse adjudications in proceedings against our Directors, officers or employees would have a material adverse effect on our liquidity, business, financial condition, results of operations, reputation and prospects.

Any failure to comply with relevant regulations relating to social insurance and housing provident fund may subject us to penalty and materially and adversely affect our business, financial condition and results of operations.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China has established a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day. If the employer still fails to ratify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

Under the Social Insurance Law and the Regulations on the Administration of Housing Fund, our PRC subsidiary shall register with local social insurance agencies and register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both our PRC subsidiary and their employees are required to pay the Employee Benefits.

We did not make contributions in full for the social insurance fund and housing provident fund for our employees as required under the relevant PRC laws and regulations. In September 2020, we received a rectification opinion from the local authorities for the underpaid social insurance premiums for several employees and we were required to pay up the underpaid premiums. Although we have made supplementary payment on time as required by the rectification opinion, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, we may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect our business, financial condition and results of operations.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and amended in December 2012 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to affect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Some of the lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines.

Under PRC law, we are required to register our lease agreements with the local land and real estate administration bureau. Although failure to do so does not in itself invalidate the leases, the lessees may not be able to defend these leases against bona fide third parties and may also be exposed to potential fines if they fail to ratify such non-compliance within the prescribed time frame after receiving notice from the relevant PRC government authorities. The penalty ranges from RMB1,000 (approximately $154.40) to RMB10,000 (approximately $1,544.00) for each unregistered lease, at the discretion of the relevant authority. As of the date of this report, some of the lease agreements for our leased building in China has not been registered with the relevant PRC government authorities. In the event that any fine is imposed on us for our failure to register our lease agreements, we may not be able to recover such losses from the lessors.

Our rights to use our leased properties could be challenged by property owners or other third parties, which may disrupt our operations and incur relocation costs.

As of the date of this report, some of the lessors of our leased properties in China have failed to provide us with valid property ownership certificates or authorizations from the property owners for the lessors to sublease the properties. There is a risk that such lessors may not have the relevant property ownership certificates or the right to lease or sublease such properties to us, in which case the relevant lease agreements and the sublease agreements may be deemed invalid and we may be forced to vacate these properties. In addition, our usage of the leased properties may be inconsistent with the designated usage, in which case we may not be able to continue to use the leased properties. The above risks could interrupt our business operations and result in relocation costs. Moreover, if our lease agreements are challenged by third parties, it could result in diversion of management attention and cause us to incur costs associated with defending such actions, even if such challenges are ultimately determined in our favor.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a British Virgin Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its shareholder only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiary, our VIE and its subsidiaries are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The reserve is not distributable as cash dividends. If our PRC subsidiary incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholder could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant Administration for Market Regulation.

In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries or affiliated entities. If any employee obtains, misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

Fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position and the value of your investment in the Shares.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our British Virgin Islands holding company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we may need to obtain SAFE approval or register with SAFE to use cash generated from the operations of our PRC subsidiary and consolidated variable interest entity to pay off its debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Shares.

There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualified to enjoy certain treaty benefits.

Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise, or FIE, generated through operations, which are distributed to its immediate holding company outside China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company and fulfils other conditions set out under relevant PRC regulations. Our current PRC subsidiary, Fengyuan Beijing, is wholly owned by our Hong Kong subsidiary, Edeshler HK, which may qualify for a 5% tax rate in respect of distributions from Fengyuan Beijing. Under the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, in February 2018, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures on Entitlement of Non-resident Taxpayers to Treaty Benefits, which provides that entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference.” Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect, gather and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration of tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiary.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for some acquisitions of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC, or MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, the Measures for the Security Review of Foreign Investment issued by the National Development and Reform Commission, or NDRC, and MOFCOM and became effective on 18 January 2021 specify that any foreign investment that has or possibly has an impact on state security shall be subject to security review in accordance with the measures. Foreign investment in any of such fields as the military industry and military-supporting industry that concern state defense and security, military facilities and areas surrounding industrial military facilities, as well as foreign investment in any important agricultural product, important energy and resources, major equipment manufacturing, important infrastructure, important transportation services, important cultural products and services, important information technologies and internet products and services, important financial services, key technologies and other important fields that concern state security while obtaining the actual control over the enterprises invested in, shall take the initiative to make a declaration to and obtain approval from the working mechanism office for security review of foreign investment, which is established under NDRC and led by NDRC and MOFCOM, prior to making the investment.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission, or CSRC, or other PRC regulatory agencies, may be required in connection with this transaction under PRC law, and if required, we cannot assure you that we will be able to obtain such approval.

The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets by means of offering of its shareholder’s or its share to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The interpretation and application of such regulations remain unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for this Share Exchange would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

As we did not acquire any PRC domestic company or asset by means of offering of our shareholder’s or our share in preparation of this transaction, we of the understanding that we are not be required to submit an application to the CSRC for the approval of the listing and trading of the ordinary shares. However, there are substantial uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and we are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. On July 10 2021, the National Internet Information Office issued Cyber Security Review Measures (Revised Draft for Solicitation of Comments). Compared with the currently valid Cyber Security Review Measures, the Revised Draft proposed that an operator to apply for a listing overseas must apply to the CRC for a cybersecurity review if it is in possession of the personal information of more than 1 million users, according which specific operators need to apply for cybersecurity review. It is still uncertain when the Revised Draft would be signed into law, how the final version would be interpreted and implemented and whether it would apply to this Share Exchange considering that our registered users in Zhuoxun APP have amounted to 1 million. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our perspective, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of any future offerings into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this transaction. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this transaction, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our shares.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’ ability to change its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect investment activities. SAFE Circular 37 further requires an amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

If our shareholders who are PRC residents fail to make the required registration or to update the previously filed registration, our PRC subsidiary may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we may also be prohibited from making additional capital contribution into our PRC subsidiary. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, effective from June 2015 and partially repealed on December 30, 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Our shareholders, have completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not be informed of the identifies of all the PRC residents holding direct or indirect interest in our company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular 37 or other related rules. The failure or inability of the relevant shareholders to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, on the ability of our PRC subsidiary in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, any failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiary are subject to submit the report of changes through the enterprise registration system and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiary may not procure loans which exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth. See “Regulations – Regulations on loans to and direct investment in the PRC entities by offshore holding companies.” We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registrations or other procedures, our ability to use the any future offerings, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015 and partially repealed on December 30, 2019. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to invest in or acquire any other PRC companies through our PRC subsidiary, which may adversely affect our business, financial condition and results of operations.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we will be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7, which came into effect on the same day, revised in October 2017 and December 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-Resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and revised in June 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such. Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Various legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection and other developments due to political tensions between the United States and China may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our shares.

Pursuant to laws in the United States, the PCAOB has authority to conduct regular inspections over independent registered public accounting firms registered with the PCAOB to assess their compliance with the applicable professional standards. In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continued to discuss with the CSRC and the PRC Ministry of Finance on joint inspections in the PRC of PCAOB-registered audit firms that provide auditing services to Chinese companies that trade on U.S. stock exchanges. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC and the PCAOB issued another joint statement reiterating the greater risks of insufficient disclosures from companies in many emerging markets, including China, compared to those from U.S. domestic companies. In discussing the specific issues related to these greater risks, the statement again highlighted the PCAOB’s inability to inspect audit work and practices of accounting firms in China with respect to U.S. reporting companies. On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or the PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms. On August 6, 2020, the PWG released the report. In particular, with respect to jurisdictions that do not grant the PCAOB sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommended that enhanced listing standards be applied to companies from NCJs for seeking initial listing and remaining listed on U.S. stock exchanges. Under the enhanced listing standards, if the PCAOB does not have access to work papers of the principal audit firm located in a NCJ for the audit of a U.S.-listed company as a result of governmental restrictions, the U.S.-listed company may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines that it has sufficient access to the firm’s audit work papers and practices to inspect the co-audit. The report recommended a transition period until January 1, 2022 before the new listing standards apply to companies already listed on U.S. stock exchanges. Under the PWG recommendations, if we fail to meet the enhanced listing standards before January 1, 2022, we could face deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our shares trading in the United States. There were recent media reports about the SEC’s proposed rulemaking in this regard. It is uncertain whether the PWG recommendations will be adopted, in whole or in part, and the impact of any new rule on us cannot be estimated at this time.

This lack of the PCAOB inspections in China may prevent the PCAOB from fully evaluating audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares may be deprived of the benefits of such PCAOB inspections.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress, which if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate an auditor report issued by a foreign public accounting firm. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (EQUITABLE) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq Global Select Market of issuers included on the SEC’s list for three consecutive years. On May 20, 2020, the U.S. Senate passed S. 945, the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the president of the United States signed the Act. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. The enactment of Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, the market price of our shares could be materially adversely affected, and we could be delisted if we are unable to meet the PCAOB inspection requirement in time.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any such deliberations were to materialize, the resulting legislation may have material and adverse impact on the stock performance of China-based issuers listed in the United States.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

Epidemics, acts of war and other disasters may adversely affect our operations.

Our business is subject to general economic and social conditions in the PRC. Natural disasters, epidemics and other acts of God which are beyond human control may adversely affect the economy, infrastructure and livelihood of the people of the PRC. Many major cities in the PRC are under threat of flood, earthquake, typhoon, sandstorm or drought. Our business, results of operations and financial condition may be adversely affected if such natural disasters occur. We may be required to disinfect our affected operational premises, which could adversely affect our operations. Even if we are not directly affected by the epidemic, it could slow down or disrupt the level of economic activity generally, which could in turn adversely affect our operating results.

In addition, acts of war and terrorist attacks may cause damage or disruption to our operations, employees, markets or clients, any of which could adversely impact our turnover, cost of sales, overall results and financial condition or the market price of the Shares. Potential war or terrorist attacks may also cause uncertainty and cause the business to suffer in ways that we cannot currently predict.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those consolidated financial statements appearing elsewhere in this report.

Certain statements in this report constitute forward-looking statements. These forward-looking statements include statements, which involve risks and uncertainties, regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategy, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for, and use of, working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “project,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Overview

Following the consummation of the Share Exchange, we engage in the business of developing and providing onsite and online family education. We are currently providing online educational courses through our mobile applications and onsite educational services, to families in China.

Gushen, Inc., or GSHN, owns 100% of the issued and outstanding capital stock of Dyckmanst Limited, which was incorporated on December 21, 2018 under the law of British Virgin Islands. Dyckmanst Limited is a holding company holding all of the outstanding equity of 100% Edeshler Limited, or Edeshler HK, since January 9, 2019. Edeshler HK is a holding company holding all of the outstanding equity of Beijing Fengyuan Zhihui Education Technology Co., Ltd., or Fengyuan Beijing. Fengyuan Beijing was incorporated on June 17, 2019 in China as a wholly foreign owned enterprise. Fengyuan Beijing operates through its subsidiary, Zhuoxun Beijing. Zhuoxun Beijing was incorporated on August 22, 2013 in China and is engaged to provide family education resources to promote all-around education onsite in local communities organized by our regional collaborative education agency and offer parents easy access to a wide variety of courses online through our application. On December 24, 2020, Zhuoxun Beijing and Guoxinzhengye Company Management Co., Ltd. (“Guoxinzhengye”) entered into a certain join venture agreement to establish Beijing Zhuoxin Education Technology Co., Ltd. (Zhuoxun Beijing: 70% equity interest, Guoxinzhengye: 30% equity interest) (“Zhouxin Beijing”). Zhuoxin Beijing is primarily engaged in establishing facilities to, among the others, provide family education consulting services, sell and rent book, organize book clubs, and sell educational electronic devices.

VIE Agreements

In February 2021, Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing entered into a series of contractual agreements for Zhuoxun Beijing to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated February 5, 2021, between Fengyuan Beijing and Zhuoxun Beijing (the “Consulting Service Agreement”), Fengyuan Beijing is the exclusive consulting and service provider to Zhuoxun Beijing to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Zhuoxun Beijing’s profit before tax in the corresponding year deducts Zhuoxun Beijing’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Zhuoxun Beijing agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Fengyuan Beijing. In addition, Fengyuan Beijing may transfer its rights and obligations under the Consulting Service Agreement to Fengyuan Beijing’s affiliates without Zhuoxun Beijing’s consent, but Fengyuan Beijing shall notify Zhuoxun Beijing of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Fengyuan Beijing unless terminated by Fengyuan Beijing unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing and the shareholders of Zhuoxun Beijing (the “Business Operation Agreement”), Zhuoxun Beijing has agreed to subject the operations and management of its business to the control of Fengyuan Beijing. According to the Business Operation Agreement, Zhuoxun Beijing is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Fengyuan Beijing’s written approval. The shareholders of Zhuoxun Beijing and Zhuoxun Beijing will take Fengyuan Beijing’s advice on appointment or dismissal of directors, employment of Zhuoxun Beijing’s employees, regular operation, and financial management of Zhuoxun Beijing. The shareholders of Zhuoxun Beijing have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Zhuoxun Beijing to Fengyuan Beijing without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Fengyuan Beijing with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated February 5, 2021, among Fengyuan Beijing, and the shareholders of Zhuoxun Beijing (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Zhuoxun Beijing has irrevocably entrusted his/her shareholder rights as Zhuoxun Beijing’s shareholder to Fengyuan Beijing , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.3 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing (the “Equity Disposal Agreement”), the shareholders of Zhuoxun Beijing granted Fengyuan Beijing or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Zhuoxun Beijing’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Fengyuan Beijing’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Zhuoxun Beijing agreed to give Zhuoxun Beijing the total amount of the exercise price as a gift, or in other methods upon Fengyuan Beijing’s written consent to transfer the exercise price to Zhuoxun Beijing. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated February 5, 2021, among Fengyuan Beijing and the shareholders of Zhuoxun Beijing (the “Pledge Agreement”), the shareholders of Zhuoxun Beijing pledged all of their equity interests in Zhuoxun Beijing to Fengyuan Beijing, including the proceeds thereof, to guarantee Zhuoxun Beijing’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Zhuoxun Beijing or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Fengyuan Beijing, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Zhuoxun Beijing. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Fengyuan Beijing’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

Pursuant to the Share Exchange Agreement signed on July 30, 2021, GSHN acquired 100% of the issued and outstanding securities of Dyckmanst Limited in exchange for 381,600,000 shares of Common Stock, par value $0.0001 per share of GSHN. As a result of the Share Exchange, the business of Dyckmanst Limited becomes our business. As such, he following results of operations are focused on the operations of Dyckmanst Limited and exclude the operation of the Company prior to the Share Exchange.

Foreign Operations

All of our business operations are conducted in Mainland China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the PRC. Operating in foreign countries involves substantial risk. For example, our business activities subject us to a number of Chinese laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations, which have uncertainties. Any failure to comply with the PRC laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in China and harm our reputation.

Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

Critical Accounting Policies and Estimates

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”)

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

COVID-19 Outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company identified the following performance obligations for each type of contract:

Training Revenue

The Company’s onsite training course service primarily includes assigning instructors, providing onsite classes and presenting training materials to the course participants who attend the classes. The series of tasks as discussed above are interrelated and are not separable or distinct as the customers cannot benefit from the standalone task.

The Company’s online training course service primarily includes courseware or videos which are already published on the website. Other than providing the access, there are no bundle or multiple separable and distinct tasks.

According to ASC 606-10-25-19, there is one performance obligation for the training course service.

China Good Student Project Revenue

The Company’s Chinese Good Student Project includes assisting in both promoting the program and organizing activities for the course participants. Those tasks are not separable and the course participants cannot benefit from the standalone task as defined under ASC 606-10-25-19.

Thus, there is only one performance obligation with respect to the China Good Student Project service.

Mobile Phone Revenue

The Company’s sales contracts of anti-addiction mobile phone device provide that the Company provides multiple delivery of the product specified in the contracts. The contacts identify the quantity, product model, product type and unit price of the product that will be sold to our customers. The contracts allow the customers to place separate orders within the credit limit as specified in the contracts. The delivery is based on the quantity of customers’ order. The Company’s customers can benefit from the mobile phone devices every time it delivers to them. Therefore, the delivery of the products is separately identifiable and distinct.

Hence, there are multiple performance obligations in each of the sale contracts of anti-addiction mobile phone device.

Practical expedients and exemption

The company has not occurred any costs to obtain contracts, and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Other service income is earned when services have been rendered.

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the United States dollar (“US dollar”). The Company’s subsidiary and VIEs with operations in PRC uses the local currency, the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
September 30, 2020	RMB6.8013 to $1
September 30, 2019	RMB7.1360 to $1

Income statement and cash flows items
For the year ended September 30, 2020	RMB7.0061 to $1
For the year ended September 30, 2019	RMB6.8750 to $1

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of year or less when purchased.

Accounts Receivable, Net

The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. The Company makes estimations of the collectability of accounts receivable. Many factors are considered in estimating the general allowance, including reviewing delinquent accounts receivable, performing an aging analysis and a customer credit analysis, and analyzing historical bad debt records and current economic trends.

The adoption of the new revenue standards did not change the Company’s historical accounting methods for its accounts receivable.

Long-Lived Assets

Long-lived assets consist primarily of property, plant and equipment and intangible assets.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Office and computer equipment	5
Lease improvement	3

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive loss.

Intangible Assets

Intangible assets mainly comprise domain names and trademarks. Intangible assets are recorded at cost less accumulated amortization with no residual value. Amortization of intangible assets o is computed using the straight-line method over their estimated useful lives.

The estimated useful lives of the Company’s intangible assets are listed below:

Estimated useful lives (years)
Software	10

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of September 30, 2020 and 2019.

Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of September 30, 2020 and 2019, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has only one major reportable segment in the periods presented.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place

Level 3 – unobservable inputs which are supported by little or no market activity

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of September 30, 2020 and 2019, the Company had no investments in financial instruments

Restricted assets

The Company’s PRC subsidiary and VIE are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The Company’s PRC subsidiary and its VIE are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

In addition, the Company’s operations are conducted and revenues are generated in China, and all of the Company’s revenues earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into U.S. dollars.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

In May 2014, the Financial Accounting Standards Board (FASB) issued Topic 606, which supersedes the revenue recognition requirements in Topic 605. The Company adopted Topic 606 as of the inception date.

Adoption of ASC Topic 842, “Leases”

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective the inception date. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date. See Note 2 “Leases” above for further details.

Accounting Pronouncements Issued But Not Yet Adopted

Financial Instruments. In June 2016, the FASB issued Accounting Standards Update No. 2016-13, “Financial Instruments - Credit Losses (Topic 326)” (“ASU 2016-13”). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements.

Income Taxes. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. This standard will be effective for King Eagle beginning September 30, 2021. We are currently evaluating the impact of the standard on our consolidated financial statements.

RESULTS OF OPERATIONS OF DYCKMANST LIMITED

Comparison of Years Ended September 30, 2020 and 2019

The following table sets forth key components of our results of operations during the years ended September 30, 2020 and 2019, both in dollars and as a percentage of our revenue.

	Year Ended September 30,
	2020		2019
	Amount	of Revenue	Amount	of Revenue
Revenue	$8,199,277	100.00	$26,705,125	100.00
Cost of revenue	(4,954,625)	(60.43)	(12,826,998)	(48.03)
Gross profit	3,244,652	39.57	13,878,127	51.97
Selling expenses	(5,821,605)	(71.00)	(2,967,310)	(11.11)
General and administrative expenses	(1,538,053)	(18.76)	(1,362,996)	(5.10)
(Loss) income from operations	(4,115,006)	(50.19)	9,547,821	35.76
Other income (expenses)	52,399	0.64	(1,449)	(0.01)
Net (loss) income before income taxes	(4,062,607)	(49.55)	9,546,372	35.75
Income tax benefit (expenses)	1,014,434	12.37	(2,376,885)	(8.90)
Net (loss) income	$(3,048,173)	(37.18)	$7,169,487	26.85

Revenue.

The Company’s revenue was decreased sharply compared with 2019 due to the Corona virus 19, when the Company stopped the offline training for at least four months, the Company’s revenue decreased $18,505,848 from $26,705,125 to $8,199,277 for the year ended September 30, 2020.

Cost of revenue.

Our cost of revenue was $4,954,625 and $12,826,998 for the year ended September 30, 2020 and 2019, respectively. The decrease was in line with the decrease of revenue.

Gross profit and gross margin.

Our gross profit was $3,244,652 for the year ended September 30, 2020, compared with a gross profit of $13,878,127 for the same period last year. Gross profit as a percentage of revenue (gross margin) was 39.34 for the year ended September 30, 2020, compared to a gross profit of 51.97 for the same period last year.

Selling expenses.

Our selling expenses consist primarily of compensation and benefits to our expense related to the revenue, such as advertising fee, marketing fees. Our selling expenses increased by $2,854,295 to $5,821,605 for the year ended September 30, 2020, compared to $2,967,310 for the same period in 2019. We incurred more staff, conference and marketing fee as we attracting more customers.

	Year ended September 30,
	2020		2019		Fluctuation
	Amount		Amount		Amount
Salary and welfare	1,362,968	23.41	845,546	28.50	517,422	61.19
Advertising Fees	238,616	4.10	266,017	8.96	-27,401	-10.30
Conference Fees	145,824	2.50	22,800	0.77	123,024	539.58
Marketing fee	1,003,288	17.23	976,970	32.92	26,318	2.69
Rent	119,320	2.05	109,752	3.70	9,568	8.72
Others	2,951,589	50.70	746,225	25.15	2,205,364	295.54
Total Selling Expense	$5,821,605	100.00	$2,967,310	100.00	$2,854,295	96.19

General and administrative expenses.

Our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses increased by $175,057 to $1,538,053 for the year ended September 30, 2020, compared to $1,362,996 for the same period in 2019. We incurred more professional staff salary as the Company’s better operation to reach the listing requirement. We engaged third party to provide professional services as the profession fee increased 38.55% compared with same period in 2019.

	Year ended September 30,
	2020		2019		Fluctuation
	Amount	%	Amount	%	Amount	%
Salary and welfare	554,226	36.03	469,233	34.43	84,993	18.11
Depreciation and amortization	101,434	6.59	91,075	6.68	10,359	11.37
Rent	37,865	2.46	51,328	3.77	-13,463	-26.23
Profession fee	613,707	39.90	442,966	32.50	170,741	38.55
Others	230,821	15.01	308,394	22.63	-77,573	--25.15
Total G&A Expenses	$1,538,053	100.00	$1,362,996	100.00	$175,057	12.84

Income tax benefit (expense).

Our Income tax benefit was $1,014,434 for September 30, 2020, compared to income tax expense of $2,376,885 for the same period last year. The increase was mainly due to net loss before income tax for current period, instead of net income before income tax for the same period last year..

Net (loss) Income.

As a result of the cumulative effect of the factors described above, our net loss was $3,048,173 for the year ended June 30, 2020, compared with a net income of $7,169,487 for the same period in 2019.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the periods indicated:

	Year Ended September 30,
	2020	2019
Net cash used in operating activities	$(3,575,235)	$6,111,328
Net cash provided by (used in) investing activities	(29,260)	(181,635)
Net cash provided by financing activities	-	-
Net (decrease) increase in cash and cash equivalents	(3,604,495)	5,929,693
Effect of exchange rate changes on cash and cash equivalents	400,168	(398,336)
Cash and cash equivalents at the beginning of period	10,338,433	4,807,076
Cash and cash equivalents at the end of period	$7,134,106	$10,338,433

As of September 30, 2020 we had cash and cash equivalents of $7,134,106 .. To date, we have financed our operations primarily through borrowings from our stockholders, related and unrelated parties.

Operating Activities

Net cash provided by operating activities was $3,575,235 for the year ended September 30, 2020, as compared to $6,111,328 net cash used in operating activities for the year ended September 30, 2019. The net cash provided by operating activities for the year ended September 30, 2020 was mainly due to our net loss of $3,048, 173, an increase in tax payable of $646,229, partially offset by the increase in other receivable of $3,014,561 and increase in accruals and other payable of $1,120,565. The net cash provided by operating activities for the year ended September 30, 2019 was mainly due to our net income of $7,169,487, a decrease in tax payable of $1,734,252, partially offset by the decrease in other receivable of $4,241,675 and decrease in accruals and other payable of $1,734,252.

Investing Activities

Net cash used in investing activities was $29,260 for the year ended September 30, 2020, as compared to $181,635 for the year ended September 30, 2019. The net cash used in investing activities for the year ended September 30, 2020 and 2019 was mainly attributable to purchase of property, plant and equipment.

Comparison of Six Months Ended March 31, 2021 and 2020

The following table sets forth key components of our results of operations during the six months ended March 31, 2021 and 2020, both in dollars and as a percentage of our revenue.

	Six Months Ended March 31,
	2021		2020
	Amount	% of Revenue	Amount	% of Revenue
Revenue	$1,280,803	100.00	$5,335,412	100.00
Cost of revenue	(843,133)	(65.83)	(2,669,060)	(50.03)
Gross profit	437,671	34.17	2,666,352	49.97
Selling expenses	(4,006,454)	(312.81)	(3,738,870)	(70.08)
General and administrative expenses	(1,088,713)	(85.00)	(1,118,656)	(20.97)
Loss from operations	(4,657,497)	(363.64)	(2,191,175)	(41.08)
Other income	20,207	1.58	12,738	0.24
Net loss before income taxes	(4,637,290)	(362.06)	(2,178,437)	(40.84)
Income tax benefit	74,852	5.84	-	-
Net loss	$(4,562,438)	(356.22)	$(2,178,437)	(40.84)

Revenue.

The Company’s revenue was decreased $4,054,609 from $5,335,412 to $1,280,803 during the six months ended March 31, 2021 compared with the same period 2020. Due to the Corona virus 19, the Company stop the offline training during the six months ended March 31, 2021.

Cost of revenue.

Our cost of revenue was $843,133 and $2,669,060 for the six months ended March 31, 2021 and 2020, respectively. The decrease was in line with the decrease of revenue.

Gross profit and gross margin.

Our gross profit was $437,670 for the six months ended March 31, 2021, compared with a gross profit of $2,666,352 for the same period last year. Gross profit as a percentage of revenue (gross margin) was 34.17% for the six months ended March 31, 2021, compared to a gross profit of 49.97% for the same period last year.

Selling expenses.

Our selling expenses consist primarily of compensation and benefits to our expense related to the revenue, such as advertising fee, marketing fees. Our selling expenses increased by $267,584 to $4,006,454 for the six months ended March 31, 2021, compared to $3,738,870 for the same period in 2020. We adjust the strategy by reducing our own selling employees and raising more marketing fee to local agents for attracting more customers.

	Six Months ended March 31,
	2021		2020		Fluctuation
	Amount	%	Amount	%	Amount	%
Salary and welfare	814,710	20.33	1,065,266	28.49	(250,556)	(23.52)
Advertising Fees	108,124	2.70	21,395	0.57	86,729	405.38
Conference Fees	52,320	1.31	131,363	3.51	(79,043)	(60.17)
Marketing fee	859,312	21.45	535,461	14.32	323,851	60.48
Rent	916	0.02	-	0.00	916	-
Others	2,171,072	54.19	1,985,385	53.11	185,687	9.35
Total Selling Expense	$4,006,454	100.00	$3,738,870	100.00	$267,584	7.16

General and administrative expenses.

Our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses decreased by $29,943 to $1,088,713 for the six months ended March 31, 2021, compared to $1,118,656 for the same period in 2020. We hired more staff for organization managements and reduce the professional service by third parties.

	Six Months ended March 31,
	2021		2020		Fluctuation
	Amount	%	Amount	%	Amount	%
Salary and welfare	500,802	46.00	218,836	19.56	281,966	128.85
Depreciation and amortization	54,994	5.05	28,016	2.50	26,978	96.29
Rent	61,321	5.63	62,364	5.57	(1,042)	(60.62)
Profession fee	259,793	23.86	659,715	58.97	(399,922)	(56.99)
Others	211,803	19.45	149,726	13.40	62,078	41.46
Total G&A Expenses	$1,088,713	100.00	$1,118,657	100.00	$(29,943)	(2.68)

Income tax benefit.

Our Income tax benefit was $74,852 for the six months ended March 31, 2021, compared to nil for the same period last year.

Net loss.

As a result of the cumulative effect of the factors described above, our net loss was $5,328,817 and $2,178,437 for the six months ended March 31, 2021 and 2020, respectively.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, a narrow client base, limited sources of revenue, and possible cost overruns due to the price and cost increases in supplies and services.

Without additional funding, management believes that we will not have sufficient funds to meet our obligations beyond one year after the date our condensed consolidated financial statements are issued. These conditions give rise to substantial doubt as to our ability to continue as a going concern.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. To date we have been dependent on related parties for our source of funding. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

During the next 12 months, we expect to incur the same amount of expenses each month. However, as we work to expand our operations, we expect to incur significant research, marketing and development costs and expenses on our online service platforms that meet the constantly evolving industry standards and consumer demands. We will also need to hire additional employees in order to provide new services and accommodate new clients.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the periods indicated:

	Six Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(2,463,109)	$(3,375,813)
Net cash used in investing activities	(92,797)	(11,739)
Net (decrease) increase in cash and cash equivalents	270,258	107,113
Effect of exchange rate changes on cash and cash equivalents	(2,555,906)	(3,387,552)
Cash and cash equivalents at the beginning of period	195,428	107,113
Cash and cash equivalents at the end of period	$4,773,628	$7,057,994

As of March 31, 2021 we had cash and cash equivalents of $4,773,628. To date, we have financed our operations primarily through borrowings from our stockholders, related and unrelated parties.

Operating Activities

Net cash used in operating activities was $2,463,109 for the six months ended March 31, 2021, as compared to $3,375,813 net cash used in operating activities for the six months ended March 31, 2020. The net cash provided by operating activities for the six months ended March 31, 2021 was mainly due to our net loss of $4,562,438, an increase in customer advances of $1,047,413, partially offset by the decrease in other receivable of $1,939,092. The net cash provided by operating activities for the six months ended March 31, 2020 was mainly due to our net loss of $2,178,437, increase in advances to suppliers of $2,013,219, partially offset by the decrease in other receivable of $2,122,763.

Investing Activities

Net cash used in investing activities was $92,797 for the six months ended March 31, 2021, as compared to $11,739 for the six months ended March 31, 2020. The net cash used in investing activities for the six months ended March 31, 2021 and 2020 was mainly attributable to purchase of property, plant and equipment.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 600,000,000 shares of Common Stock, $0.0001 par value per share. As of the date of this report, there are 410,618,750 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

All shares of Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitled the hold thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate in any distribution of assets available for distribution upon liquidation. Holders of our Common Stock have no preemptive rights to acquire additional shares of Common Stock or any other securities.

At the completion of the Share Exchange, our officers and directors collectively own approximately 60.41% of the outstanding shares of our Common Stock on an undiluted basis.

Series A Preferred Stock

We are authorized to issue 200,000,000 shares of preferred stock, $0.0001 per value per share.  Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock.

As of the date of this report, there are 1,000,000 shares of Series A preferred stock issued and outstanding, The Series A Preferred Shares being issued are, by its principal terms:

(a)	Each convertible into 10 shares of Common Stock;
(b)	have the same voting rights as holders of Common Stock on an as-converted basis for any matters that are subject to shareholder vote;

(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the Common Stock on liquidation, dissolution or winding up of the Company.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock trades in the OTC Pink marketplace under the symbol “GHSN”. The OTC marketplace is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (“OTC”) equity securities. OTC Pink Market has limited quotations and marketability of securities. We plan to take the appropriate steps to up-list to the OTCQB Exchange and resume priced quotations with market makers as soon as it is able, however, we cannot assure whether and when we will be successful with respect to this plan.

Price Range of Common Stock

The following table shows, for the periods indicated, the high and low bid prices per share of our post-split Common Stock as reported by the OTC Markets, Inc. These bid prices represent prices quoted by broker-dealers on the OTCBB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2021
First quarter ended July 31, 2020	$1.60	$0.75
Second quarter ended October 31, 2020	$1.60	$1.00
Third quarter ended January 31, 2021	$8.88	$1.00
Fourth quarter ended April 30, 2020	$8.90	$2.76

Fiscal Year 2020
First quarter ended July 31, 2019	$5.00	$1.01
Second quarter ended October 31, 2019	$1.21	$1.01
Third quarter ended January 31, 2020	$1.21	$1.21
Fourth quarter ended April 30, 2020	$3.00	$1.21

Fiscal Year 2019
First quarter ended July 31, 2018	$3.30	$1.21
Second quarter ended October 31, 2018	$1.21	$1.21
Third quarter ended January 31, 2019	$1.21	$1.21
Fourth quarter ended April 30, 2019	$1.21	$1.21

Stockholders of Record

As of the date of this report, there were 59 stockholders of record of our Common Stock.

Dividends

There were no dividends paid during the years ended September 30, 2020 or 2019 and for the six months ended March 31, 2021.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

Sales under Rule 144 may also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company. Any substantial sale of Common Stock pursuant to any resale registration statement or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

Because we were a shell company with no operations prior to the close of the Share Exchange, sales of our shares must be compliant with Rule 144(i). Pursuant to Rule 144(i), none of our shares of Common Stock may be sold under Rule 144 until July 30, 2022, which is 12 months after the filing of this current report on Form 8-K reporting the closing of the Share Exchange. Additionally, stockholders may not sell our shares pursuant to Rule 144 unless at the time of the sale, we have filed all reports, other than reports on Form 8-K, required under the Exchange Act with the SEC for the preceding 12 months.

Recent Sales of Unregistered Securities

On July 30, 2021, the Company issued 381,600,000 shares of Common Stock to the former shareholders of Dyckmanst Limited in exchange of 100% equity interest in Dyckmanst Limited pursuant to the Share Exchange Agreement.

The shares issued to the former shareholders of Dyckmanst Limited by the Company are issued pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 and/or Regulation S promulgated thereunder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE DYCKMANST LIMITED SHARE EXCHANGE

The following table sets forth certain information regarding the ownership of our capital stock, as of the date of this report, for: by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of July 30, 2021. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of July 30, 2021 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 302, Shizhi Commercial Hotel, West Hubin District, Sanmenxia City, Henan Province, China

Name (1)	Number of Shares of Common Stock Beneficially Own	Approximate Percentage of Outstanding Shares of Common Stock	Voting Power on converted basis (2)
Yulong Yi(3)(5)(6)(8)	171,720,000	41.82%	40.83%
Shaowei Peng(4)(7)	76,320,000	18.59%	18.14%
All directors and executive officers (2) as a group	248,040,000	60.41%	58.97%
5% Shareholders
Dean Limited(5)	68,688,000	16.73%	16.33%
Menominee Limited(6)	26,712,000	6.51%	6.35%
Oriental Voice Limited (7)	76,320,000	18.59%	18.14%
Discover The Future Limited(8)	57,240,000	13.94%	13.61%
Dragoon Limited(9)	41,976,000	10.22%	9.98%

(1)	Unless otherwise indicated, the business address of each of the individuals is Room 513, 5th Floor, No. 5 Haiying Road, Fengtai District, Beijing, PRC
(2)	Each Preferred Stock is convertible into 10 shares of Common Stock.
(3)	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and Director.
(4)	Chief Technology Officer.
(5)	Dean Limited is a Hong Kong limited company. The address of its business office is Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road Central, Hong Kong. The person having voting, dispositive or investment powers over Dean Limited is Yulong Yi.
(6)	Menominee Limited is a Hong Kong limited company. The address of its business office is Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road Central, Hong Kong. The person having voting, dispositive or investment powers over Menominee Limited is Yulong Yi.
(7)	Oriental Voice Limited is a Hong Kong limited company. The address of its business office is Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road Central, Hong Kong. The person having voting, dispositive or investment powers over Oriental Voice Limited is Mr. Shaowei Peng.
(8)	Discover The Future Limited is a Hong Kong limited company. The address of its business office is Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road Central, Hong Kong. The person having voting, dispositive or investment powers over Discover The Future Limited is Yulong Yi.
(9)	Dragoon Limited is a Hong Kong limited company. The address of its business office is Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road Central, Hong Kong. The person having voting, dispositive or investment powers over Dragoon Limited is Ru Zhang.

Item 3.02 Unregistered Sales of Equity Securities

On July 30, 2021, pursuant to the terms of the Share Exchange Agreement, GSHN issued an aggregate of 381,600,000 shares of its Common Stock to former shareholders of Dyckmanst Limited upon the closing of the Share Exchange. All of the securities issued pursuant to the Share Exchange Agreement were offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 4.01: Changes in Registrant’s Certifying Accountant

On July 30, 2021, our board of directors dismissed BF Borgers CPA PC (“BF Borgers”) as our independent auditors and engaged WWC, P.C., an Independent Registered Public Accounting Firm (“WWC”), to serve as our independent auditors.

BF Borgers’ report dated September 17, 2020 on our audited financial statements for the fiscal years ended April 30, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty.

During our two most recent fiscal years and the subsequent interim period through the date BF Borgers was dismissed, there were no disagreements between us and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make references to the subject matter of the disagreement in connection with its reports.

During our two most recent fiscal years and through the subsequent interim period through the date BF Borgers was dismissed, BF Borgers did not advise us as to any reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K. Furthermore, during our two most recent fiscal years, and the subsequent interim period prior to engaging WWC, we (nor anyone on our behalf) did not consult WWC regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that WWC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304).

On July 30, 2021, we acquired all of the capital stock of Dyckmanst Limited and assumed the operations of Dyckmanst Limited and its wholly owned PRC subsidiary, Fengyuan Beijing, pursuant to a Share Exchange. Prior to the Share Exchange, WWC was the independent accountants for Dyckmanst Limited and Fengyuan Beijing. Our board of directors determined that because our financial statements are tantamount to the financial statements of Dyckmanst Limited and Fengyuan Beijing , for reasons of continuity, WWC should be appointed as our independent registered public accounting firm.

During our two most recent fiscal years and through the subsequent interim period through the date BF Borgers was dismissed, we have not consulted with WWC regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or reportable events set forth in Item 304(a)(2)(ii)(A) through (D) of Regulation S-K. In addition, prior to the Share Exchange, neither Dyckmanst Limited, nor any of its subsidiaries, consulted with BF Borgers as to any accounting or auditing matter.

We have provided BF Borgers with a copy of the disclosures it is making in response to Item 304(a). We have requested and received from BF Borgers a letter, dated July 30, 2021, addressed to the SEC stating whether BF Borgers agrees with the above statements. A copy of the letter is attached hereto as Exhibit 16.1.

Item 5.01. Changes in Control of Registrant

On December 9, 2020, the Company, Custodian and certain Purchasers entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchasers acquired 30 million shares of Series A preferred stock (the “Shares”), each convertible into 10 shares of Common Stock, from Custodian for an aggregate purchase price of $525,000.

Pursuant to the SPA, the Purchasers acquired Preferred A Shares, representing approximately 91.18% of the voting power of the Company on as converted basis, with respect to all of the shares of Common Stock and preferred stock, voting as a single class, with each share of Common Stock entitles to 1 vote and each share of preferred stock entitles to 10 votes.

The purchase price for the Preferred A Shares was paid in cash. The consideration for the purchase of Preferred A Shares was provided to the Purchasers from their individual’s private funds. The purchase of Preferred A Shares was the result of a privately negotiated transaction which consummation resulted in a change of control of the Company. No shares of Common Stock were issued in the transaction.

On July 30, 2021, pursuant to the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding equity securities of Dyckmanst Limited in exchange for 381,600,000 shares of Common Stock of the Company to the shareholders of Dycymanst immediately prior to the closing of the Share Exchange.

As a result of the Share Exchange Agreement, Dyckmanst Limited Shareholders collectively hold 381,600,000 shares of Common Stock of the Company, representing 90.72% of the issued and outstanding shares of the Company immediately after closing, including issued and outstanding shares of Preferred Stock (given effect of the Cancellation of Certain Preferred Stock), as converted basis with respect to all of the shares of Common Stock and preferred stock, voting as a single class, with each share of Common Stock entitles to 1 vote and each share of preferred stock entitles to 10 votes.

The Share Exchange was accounted for as a reverse merger and recapitalization effected by an acquisition. Dyckmanst Limited is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Directors and Officers

In connection with the closing of the Share Exchange, on July 30, 2021, Mr. Pengfei Zhou, the President, CEO, Treasurer, CFO, Secretary, sole director of the board of the Company (the “Board”), resigned from all his positions with the Company.

There was no disagreement between Mr. Zhou and the Company.

(b) Appointment of Directors and Officers

Simultaneously with the closing, Yulong Yi was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a director and chairman of the Board, effective upon the Closing of the transaction contemplated in the SPA.

Name	Age	Position
Yulong Yi	44	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Chairman
Shaowei Peng	43	Vice President, Chief Technology Officer

Mr. Yulong Yi, founded Zhuoxun Beijing in August 2013 and has served as the president of Zhuoxun Beijing till now. In 2008, Mr. Yi graduated from Beijing Enterprise Management Institute majoring in business management.

Mr. Shaowei Peng, has served as the vice president of Zhuoxun Beijing since June 2016. Mr. Peng graduated from China Management Software Institute in 1999.

Each of Yulong Yi and Shaowei Peng does not have any family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Committees and Meetings

We do not have a standing audit committee of the Board of Directors. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual stockholders meetings. All communications from stockholders are relayed to the members of the board of directors.

Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s Common Stock are not required to comply with Section 16 of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the two fiscal years ended September 30, 2019 and September 30, 2020 to each of the following named principal executive officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)

Yulong Yi, President	2019	94,674	18,900	-	-	-	-	113,574
	2020	120,932	37,343	-	-	-	-	158,275

Shaowei Peng,	2019	34,779	390	-	-	-	-	35,169
Vice President	2020	52,244	499	-	-	-	-	52,743

Outstanding Equity Awards at the Fiscal Year Ended September 30, 2020 and 2019

There were no outstanding equity awards for the fiscal year ended September 30, 2020 and 2019.

Director Compensation

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors; however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

Employment Agreements

We do not have any other employment agreements with our officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	Note	March 31, 2021	September 30, 2020
Due from related parties
Yulong Yi	(a)	$-	$68,444
Ru Zhang	(b)	6,389	27,812
Shaowei Peng	(c)	12,087	13,792
		$18,476	$110,047

Due to related parties
Yulong Yi		$534	$272
Ru Zhang		-	1
		$534	$273

(a)	Chairman of Zhuoxun Beijing and Chairman and legal representative of Fengyuan Beijing. And holds 46% voting rights of Zhuoxun Beijing.
(b)	Holder of 11% registered capital of Zhuoxun Beijing.
(c)	CTO of Zhouxun Beijing and Director of WFOE.

All the above balances are due on demand, interest-free and unsecured. The Company used the funds for its operations.

Policy for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (NRS).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Share Exchange on July 30, 2021, the Company’s Board of Directors adopted resolutions on July 30, 2021 to change the Company’s fiscal year end from April 30 to September 30, effective for the year ending September 30, 2021. The Company will cover the transition period from April 30, 2020 to October 1, 2021 by filing a Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and an Annual Report on Form 10-KT for the transition year ending September 30, 2021.

The Company is making the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s calendar year results for the year ended April 30, 2020. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2021 in future filings.

The new fiscal year commenced October 1, 2021.

In addition to the transition reports mentioned above, the reporting periods and applicable reports for fiscal year 2021 are expected to be as follows:

FISCAL PERIOD	REPORTING PERIOD	REPORT TO BE FILED
First quarter of fiscal 2021	October 1, 2021 to December 31, 2021	Quarterly Report on Form 10-Q
Second quarter of fiscal 2021	January 1, 2022 to March 31, 2022	Quarterly Report on Form 10-Q
Third quarter of fiscal 2021	April 1, 2022 to June 30, 2022	Quarterly Report on Form 10-Q
Fiscal year 2021	October 1, 2021 to September 30, 2022	Annual Report on Form 10-K

Financial Impact

The Company expects the change in fiscal year end to have no financial impact on the 2020 quarterly and annual financial results.

Item 5.06 Change in Shell Company Status

Prior to the closing of the Share Exchange, the Company was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As described above in Item 2.01, which is incorporated herein by reference into this Item 5.06, the Company ceased being a shell company upon the completion of the Share Exchange on July 30, 2021.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statement of Business Acquired

The audited consolidated financial statements of Dyckmanst Limited at of, and for the years ended September 30, 2020 and 2019 and the unaudited consolidated financial statements of Dyckmanst Limited as of March 31, 2021 and September 30, 2020 and for the six months ended March 31, 2021 and 2020 are appended to this report beginning on page F-1.

(b)	Pro Forma Financials

The unaudited pro forma balance sheets and statements of operations and comprehensive loss of the Company and Dyckmanst Limited and notes thereto are appended to this report.

(c) Exhibits

Exhibit No.	Description

2.1*	Share Exchange Agreement dated July 30, 2021, by and among the Company, Dyckmanst Limited and shareholders of Dyckmanst Limited
10.1*	English Translation of Consulting Service Agreement dated February 5, 2021, by and among Fengyuan Beijing and Zhuoxun Beijing.
10.2*	English Translation of Business Operation Agreement dated February 5, 2021, by and among Fengyuan Beijing, Zhuoxun Beijing and Shareholders of Zhuoxun Beijing
10.3*	English Translation of Proxy Agreement dated February 5, 2021, by and among Fengyuan Beijing, and Shareholders of Zhuoxun Beijing
10.4*	English Translation of Equity Disposal Agreement dated February 5, 2021, by and among Fengyuan Beijing, Zhuoxun Beijing and Shareholders of Zhuoxun Beijing
10.5*	English Translation of Equity Pledge Agreement dated February 5, 2021, by and among Fengyuan Beijing, and Shareholders of Zhuoxun Beijing
16.1*	Letter from BF Borgers CPA PC.
21.1*	List of Subsidiaries

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gushen Inc.

Dated: August 6, 2021	By:	/s/ Yulong Yi
	Name:	Yulong Yi
	Title:	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, and Director

DYCKMANST LIMITED AND SUBSIDIARIES

FINANCIAL STATEMENTS

GUSHEN, INC.

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Data	F-41

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021	F-42

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive (Loss) for the Six Months Ended March 31, 2021	F-43

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-44

To:	The Board of Directors and Shareholders of
Dyckmanst Limited

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dyckmanst Limited and its subsidiaries (collectively the “Company”) as of September 30, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

August 5, 2021

We have served as the Company’s auditor since April 30, 2021.

DYCKMANST LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars)

	September 30, 2020	September 30, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,130,714	$10,335,376
Other monetary funds	3,392	3,057
Prepayment	550,347	756,485
Other receivables	1,984,657	4,851,278
Due from related parties	110,047	60,201
Inventory	435,803	59,526
Total Current Assets	10,214,960	16,065,923

NON-CURRENT ASSETS
Other long-term assets	5,342,843	811,500
Property, plant and equipment, net	241,421	291,664
Intangible assets	79,580	85,143
Deferred tax asset	1,097,554	50,099
Total non-Current Assets	6,761,398	1,238,406

TOTAL ASSETS	$16,976,358	$17,304,329

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,211,443	$488,473
Contract liability	1,212 ,958	614,272
Amount due to related parties	273	864
Payroll payable	685,695	290,655
Tax payable	5,621 ,517	5,992,329
Other payable	303	20,615
Total Current Liabilities	9,732,189	7,407,208

TOTAL LIABILITIES	9,732,189	7,407,208

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Ordinary share, par value $1 per share; 200 shares issued and outstanding as of September 30, 2020 and 2019	200	200
Subscription receivable	(200)	(200)
Additional paid-in capital	81,660	81,660
Statutory reserve	1,545	1,545
Retained earnings	7,306,289	10,354,462
Accumulated other comprehensive gain	(145,325)	(540,546)
Total Stockholders’ Equity	7,244,169	9,897,121

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,976,358	$17,304,329

The accompanying notes are an integral part of these consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In U.S. dollars)

	For The Years Ended September 30,
	2020	2019

REVENUE	$8,199,277	$26,705,125

COST OF REVENUE	(4,954,625)	(12,826,998)

GROSS PROFIT	3,244,652	13,878,127

OPERATING EXPENSES
Selling expenses	5,821,605	2,967,310
General and administrative expenses	1,538,053	1,362,996
Total Operating Expenses, net	7,359,658	4,330,306

(LOSS) INCOME FROM OPERATIONS	(4,115,006)	9,547,821

OTHER INCOME (EXPENSE), NET
Interest income	23,333	3,646
Other income	29,066	-
Other expense	-	(5,095)
Total Other Income (Expense), net	52,399	(1,449)

NET (LOSS) INCOME BEFORE TAXES	(4,062,607)	9,546,372

Income tax benefit (expense)	1,014,434	(2,376,885)

NET (LOSS) INCOME	(3,048,173)	7,169,487

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation income (loss)	395,221	(577,311)

COMPREHENSIVE (LOSS) INCOME	$(2,652,952)	$6,592,176

The accompanying notes are an integral part of these consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED September 30, 2020 and 2019

(In U.S. dollars)

	Ordinary shares		Additional			Accumulated other
	Amount	Subscription Receivable	Paid-in capital	Statutory reserves	Retained earnings	comprehensive income (loss)	Total Equity
Balance at September 30, 2018	$200	$(200)	$81,660	$1,545	$3,184,975	$36,765	$3,304,945

Net income	-	-	-	-	7,169,487	-	7,169,487

Foreign currency translation adjustment	-	-	-	-	-	(577,311)	(577,311)

Balance at September 30, 2019	$200	$(200)	$81,600	$1,545	$10,354,462	$(540,546)	$9,897,121

Net loss		-	-	-	(3,048,173)	-	(3,048,173)

Foreign currency translation adjustment		-	-	-	-	395,221	395,221

Balance at September 30, 2020	1,633	$80,027	$81,600	$1,545	$7,306,289	$(145,325)	$7,244,169

 The accompanying notes are an integral part of these consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	For The Years Ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,048,173)	$7,169,487
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Recovery) provision for doubtful accounts	-	126,130
Inventory impairment	19,300	-
Depreciation	101,434	91,075
Changes in operating assets and liabilities:
Other receivables	3,014,561	(4,241,675)
Advances to suppliers	236,249	97,670
Due from related party	(46,128)	44,269
Deferred tax asset	(1,014,434)	(47,958)
Inventory	(381,730)	(61,785)
Other long-term assets	(4,360,076)	(12,912)
Tax payables	(646,229)	4,416,116
Other payables	(20,703)	(1,750,252)
Accounts payable	1,649,254	61,876
Contract liability	551,835	57,839
Payroll payable	369,605	161,448
Net cash (used in) provided by operating activities	(3,575,235)	6,111,328

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(29,260)	(181,635)
Net cash used in investing activities	(29,260)	(181,635)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,604,495)	5,929,693

EFFECT OF EXCHANGE RATE ON CASH	400,168	(398,336)

CASH AT BEGINNING OF YEAR	$10,338,433	$4,807,076

CASH AT END OF YEAR	$7,134,106	$10,338,433

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the years for:
Income taxes	$26,445	$22,213
Interest	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Dyckmanst Limited, via the PRC affiliated entity Zhuoxun Beijing, engages in providing family education resources to promote all-around education onsite in local communities organized by its regional collaborative education agency and offering parents easy access to a wide variety of courses  online through the application

In February 2021, Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing entered into a series of contractual agreements for Zhuoxun Beijing to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated February 5, 2021, between Fengyuan Beijing and Zhuoxun Beijing (the “Consulting Service Agreement”), Fengyuan Beijing is the exclusive consulting and service provider to Zhuoxun Beijing to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Zhuoxun Beijing’s profit before tax in the corresponding year deducts Zhuoxun Beijing’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Zhuoxun Beijing agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Fengyuan Beijing. In addition, Fengyuan Beijing may transfer its rights and obligations under the Consulting Service Agreement to Fengyuan Beijing’s affiliates without Zhuoxun Beijing’s consent, but Fengyuan Beijing shall notify Zhuoxun Beijing of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Fengyuan Beijing unless terminated by Fengyuan Beijing unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing and the shareholders of Zhuoxun Beijing (the “Business Operation Agreement”), Zhuoxun Beijing has agreed to subject the operations and management of its business to the control of Fengyuan Beijing. According to the Business Operation Agreement, Zhuoxun Beijing is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Fengyuan Beijing’s written approval. The shareholders of Zhuoxun Beijing and Zhuoxun Beijing will take Fengyuan Beijing’s advice on appointment or dismissal of directors, employment of Zhuoxun Beijing’s employees, regular operation, and financial management of Zhuoxun Beijing. The shareholders of Zhuoxun Beijing have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Zhuoxun Beijing to Fengyuan Beijing without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Fengyuan Beijing with a 30-day written notice.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated February 5, 2021, among Fengyuan Beijing, and the shareholders of Zhuoxun Beijing (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Zhuoxun Beijing has irrevocably entrusted his/her shareholder rights as Zhuoxun Beijing’s shareholder to Fengyuan Beijing , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.3 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing (the “Equity Disposal Agreement”), the shareholders of Zhuoxun Beijing granted Fengyuan Beijing or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Zhuoxun Beijing’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Fengyuan Beijing’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Zhuoxun Beijing agreed to give Zhuoxun Beijing the total amount of the exercise price as a gift, or in other methods upon Fengyuan Beijing’s written consent to transfer the exercise price to Zhuoxun Beijing. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated February 5, 2021, among Fengyuan Beijing and the shareholders of Zhuoxun Beijing (the “Pledge Agreement”), the shareholders of Zhuoxun Beijing pledged all of their equity interests in Zhuoxun Beijing to Fengyuan Beijing, including the proceeds thereof, to guarantee Zhuoxun Beijing’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Zhuoxun Beijing or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Fengyuan Beijing, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Zhuoxun Beijing. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Fengyuan Beijing’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Based on these contractual arrangements, the Company consolidates the VIE in accordance with SEC Regulation S-X Rule 3A-02 and Accounting Standards Codification (“ASC”) topic 810 (“ASC 810”), Consolidation.

The accompanying consolidated financial statements reflect the activities of each of the following entities:

Name	Background		Ownership
Dyckmanst Limited	●	A British Virgin Islands company	Holding Entity
	●	Principal activities: Investment holding
·
Edeshler Limited	●	A Hong Kong company	100%
	●	Principal activities: Investment holding

Beijing Fengyuan Zhihui Education Technology Co., Ltd.	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	100%
	●	Principal activities: Consultancy and information technology support

Beijing Zhuoxun Century Culture Communication Co., Ltd.	●	A PRC limited liability company	VIE by contractual
	●	Incorporated on September 2, 2020	arrangements
	●	Principal activities: family education services via online and onsite classes

Beijing Zhuoxun Education Technology Co., Ltd.	●	A PRC limited liability company	70% owned by VIE
	●	Principal activities: promotion and support

The following combined financial information of the Group’s VIEs as of September 30, 2020 and 2019 and for the year ended September 30, 2020 and 2019 included in the accompanying consolidated financial statements of the Group was as follows:

	At September 30, 2020	At September 30, 2019
CURRENT ASSETS
Cash and cash equivalents	$6,980,581	$10,335,376
Other monetary funds	3,392	3,057
Prepayment	550,347	756,485
Other receivables	1,955,087	4,851,278
Intercompany receivables	179,444	-
Due from related parties	110,047	60,201
Inventory	435,803	59,526
Total Current Assets	10,214,701	16,065,923

NON-CURRENT ASSETS
Other long-term assets	5,342,843	811,500
Property, plant and equipment, net	241,421	291,664
Intangible assets	79,580	85,143
Deferred tax asset	1,097,554	50,099
Total non-Current Assets	6,761,398	1,238,406

TOTAL ASSETS	$16,076,099	$17,304,329

CURRENT LIABILITIES
Accounts payable	$2,211,443	$488,473
Contract liability	1,212 ,958	614,272
Amount due to related parties	1	864
Payroll payable	685,695	290,655
Tax payable	5,621 ,517	5,992,329
Other payable	303	20,615
Total Current Liabilities	9,731,917	7,407,208

TOTAL LIABILITIES	9,731,917	7,407,208

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

	For The Years Ended September 30,
	2020	2019

REVENUE
Training Revenue	$8,155,629	$26,467,542
China Good Student Project Revenue	-	135,492
Mobile Phone Revenue	43,648	99,115
Other Revenue	-	2,976
Total revenues	8,199,277	$26,705,125

NET (LOSS) INCOME	(3,048,121)	7,169,487

	For The Years Ended September 30,
	2020	2019
Net cash used in operating activities	$(3,720,938)	$6,111,328
Net cash provided by (used in) investing activities	(29,260)	(181,635
Net cash provided by financing activities	-	-

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”)

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

COVID-19 Outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company identified the following performance obligations for each type of contract:

Training Revenue

The Company’s offline training course service primarily includes assigning instructors, providing offline classes and presenting training materials to the course participants who attend the classes. The series of tasks as discussed above are interrelated and are not separable or distinct as the clients cannot benefit from the standalone task.

The Company’s online training course service primarily includes coursewares or videos which are already published on the website. Other than providing the access, there are no bundle or multiple separable and distinct tasks.

According to ASC 606-10-25-19, there is one performance obligation for the training course service.

China Good Student Project Revenue

The Company’s Chinese Good Student Project includes assisting in both promoting the program and organizing activities for the course participants. Those tasks are not separable and the course participants cannot benefit from the standalone task as defined under ASC 606-10-25-19.

Thus, there is only one performance obligation with respect to the China Good Student Project service.

Mobile Phone Revenue

The Company’s sales contracts of anti-addiction mobile phone device provide that the Company provides multiple delivery of the product specified in the contracts. The contacts identify the quantity, product model, product type and unit price of the product that will be sold to our customers. The contracts allow the customers to place separate orders within the credit limit as specified in the contracts. The delivery is based on the quantity the customers order. The Company’s customers can benefit from the mobile phone devices everytime it delivers to them. Therefore, the delivery of the products is separately identifiable and distinct.

Hence, there are multiple performance obligations in each of the sale contracts of anti-addiction mobile phone device.

Practical expedients and exemption

The company has not occurred any costs to obtain contracts, and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Other service income is earned when services have been rendered.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Revenue by major product line

	For The Years Ended September 30,
	2020	2019

Training Revenue	$8,155,629	$26,467,542
China Good Student Project Revenue	-	135,492
Mobile Phone Revenue	43,648	99,115
Other Revenue	-	2,976
Total Revenue	$8,199,277	$26,705,125

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the United States dollar (“US dollar”). The Company’s subsidiary and VIEs with operations in PRC uses the local currency, the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
September 30, 2020	RMB6.8013 to $1
September 30, 2019	RMB7.1360 to $1

Income statement and cash flows items
For the year ended September 30, 2020	RMB7.0061 to $1
For the year ended September 30, 2019	RMB6.8750 to $1

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of year or less when purchased.

Other monetary funds

Other monetary funds is part of cash, usually funds deposited in financial institutions other than banks.

Accounts Receivable, Net

The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. The Company makes estimations of the collectability of accounts receivable. Many factors are considered in estimating the general allowance, including reviewing delinquent accounts receivable, performing an aging analysis and a customer credit analysis, and analyzing historical bad debt records and current economic trends.

The adoption of the new revenue standards did not change the Company’s historical accounting methods for its accounts receivable.

Long-Lived Assets

Long-lived assets consist primarily of property, plant and equipment and intangible assets.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Office and computer equipment	5
Lease improvement	3

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive loss.

Intangible Assets

Intangible assets mainly comprise domain names and trademarks. Intangible assets are recorded at cost less accumulated amortization with no residual value. Amortization of intangible assets o is computed using the straight-line method over their estimated useful lives.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

The estimated useful lives of the Company’s intangible assets are listed below:

Estimated useful lives (years)
Software	10

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of September 30, 2020 and 2019.

Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of September 30, 2020 and 2019, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has only one major reportable segment in the periods presented.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of September 30, 2020 and 2019, the Company had no investments in financial instruments.

Restricted assets

The Company’s PRC subsidiary and VIE are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The Company’s PRC subsidiary and its VIE are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

In addition, the Company’s operations are conducted and revenues are generated in China, and all of the Company’s revenues earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into U.S. dollars.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

In May 2014, the Financial Accounting Standards Board (FASB) issued Topic 606, which supersedes the revenue recognition requirements in Topic 605. The Company adopted Topic 606 as of the inception date.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Adoption of ASC Topic 842, “Leases”

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective the inception date. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date. See Note 2 “Leases” above for further details.

Accounting Pronouncements Issued But Not Yet Adopted

Financial Instruments. In June 2016, the FASB issued Accounting Standards Update No. 2016-13, “Financial Instruments - Credit Losses (Topic 326)” (“ASU 2016-13”). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements.

Income Taxes. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. This standard will be effective for King Eagle beginning September 30, 2021. We are currently evaluating the impact of the standard on our consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

3.	PREPAYMENTS

Prepayments consist of the following:

	September 30, 2020	September 30, 2019

Prepaid marketing fee	$94,017	$560,931
Prepaid service fee	429,270	-
Prepaid rent	25,784	31,960
Advance to supplier for anti-addiction cellphone	-	140,836
Prepaid other expenses	1,276	22,758
	$550,347	$756,485

4.	OTHER RECEIVABLES

Other receivables consist of the following:

Amount due from agents is mainly the payment collected by the agents from the trainees on behalf of the Company. Agents provide various services to facilitate the in-person training seminars scheduled by the Company.

	September 30, 2020	September 30, 2019

Amount due from agents	$1,819 ,653	$4,598,210
Amount due from third parties	390,779	429,927
Amount due from employees	38,502	44,374
Deposit & guarantee	3,169	39,918
Others	26,617	19,120
	$2,278,720	$5,131,549
Less: allowance for doubtful accounts	(294,063)	(280,271)
	$1,984,657	$4,851,278

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

The following table sets forth the movement of allowance for doubtful accounts:

	September 30, 2020	September 30, 2019

Beginning	$280,271	$164,982
Additions	-	126,130
Exchange rate difference	13,792	(10,841)
Balance	$294,063	$280,271

5.	INVENTORY

The company’s sole inventory is the anti-addiction cell phone which has primarily four functions including anti-addiction, myopia prevention, security, and study assistance, for the purpose of managing elementary and middle school students.

	September 30, 2020	September 30, 2019

Cost	$455,684	$59,256
Less: inventory impairment	(19,881)
Net amount	$435,803	$59,256

The following table sets forth the movement of provision for the inventory:

	September 30, 2020	September 30, 2019

Beginning	$-	$-
Additions	19,300	-
Exchange rate difference	581	-
Balance	$19,881	$-

6.	OTHER LONG-TERM ASSETS

Other long-term assets consist of the following:

The prepaid marketing fees are mainly for the two-year marketing service provided by different agents which the Company has signed contracts with.

	September 30, 2020	September 30, 2019

Prepaid marketing fee	$4,701,067	$607,253
Prepaid service fee	145,324	-
Deferred IPO cost	393,530	204,247
Loan receivable	102,922	-
	$5,342,843	$811,500

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

7.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	September 30, 2020	September 30, 2019

Office and computer equipment	$420,791	$372,327
Less: Accumulated depreciation	(179,370)	(80,663)
	$241,421	$291,664

Depreciation expenses charged to the statements of operations for the year ended September 30, 2020 and 2019 were $92,442 and $81,428, respectively.

8.	INTANGIBLE ASSETS, NET

Intangible assets, net, consist of the following:

	September 30, 2020	September 30, 2019

Software	$101,055	$96,315
Less: Accumulated amortization	(21,475)	(11,172)
	$79,580	$85,143

Amortization charged to the statements of operations for the year ended September 30, 2020 and 2019 were $8,992 and $9,648, respectively.

9.	ACCOUNTS PAYABLE

Accounts payable consist of the following:

	September 30, 2020	September 30, 2019

Amount due to agents	$1,116,751	$473,058
Amount due to other service providers	1,069,226	15,415
Amount due to supplier of anti-addiction cellphone	19,849	-
Amount due to lecturers	5,617	-
	$2,211,443	$488,473

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

10.	BALANCES WITH RELATED PARTIES

	Note	September 30, 2020	September 30, 2019
Due from related parties
Yulong Yi	(a)	$68,444	$54,150
Ru Zhang	(b)	27,812	4,893
Shaowei Peng	(c)	13,792	1,158
		$110,047	$60,201

Due to related parties
Yulong Yi		$272	$-
Ru Zhang		1	864
		$273	$864

(a)	Chairman of Beijing ZhuoXun Century Culture Communication Co., Ltd. and Chairman and legal representative of Beijing Fengyuan Zhihui Education Technology Co., Ltd. And holds 46 voting rights of Beijing ZhuoXun Century Culture Communication Co., Ltd.
(b)	Holder of 11 registed capital of Beijing ZhuoXun Century Culture Communication Co., Ltd.
(c)	CTO of Beijing ZhuoXun Century Culture Communication Co., Ltd. and Director of WFOE

Amount due from related parties are mainly loan and/or cash in advance provided to the related parties by the Company. Amount due to related parties are mainly the out-of-pocket expenses incurred by the related parties for working purpose which are to be reimbursed by the Company.

All the above balances are due on demand, interest-free, unsecured and expected to be settled within one operating period.

11.	TAXES

Income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

PRC Tax

The Company is subject to corporate income tax (“CIT”) at 25 for the year period ended September 30, 2020 and 2019.

A reconciliation of the income tax expense determined at the statutory income tax rate to the Company’s income taxes is as follows:

	For The Years Ended September 30,
	2020	2019
(Loss) income before income taxes	$(4,062,606)	$9,546,372
PRC statutory income tax rate	25	25
Income tax (benefit) expense computed at statutory corporate income tax rate	(1,015,652)	2,386,593
Reconciling items:
Non-deductible expenses	45,550	26,872
Change in valuation allowance	(44,332)	(36,580)
Income tax (benefit) expense	$(1,014,434)	$2,376,885

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

Deferred tax assets

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and liability as of September 30, 2020 and 2019 are presented below:

	September 30,	September 30,
	2020	2019

Deferred tax asset:
Bad debt provision	73,516	70,068
Inventory provision	4,970	-
Tax loss carryforward	$1,029,544	$-
	1,108,030	70,068
Deferred tax liability:
Depreciation	$10,476	$19,969

Net amount	1,097,554	50,099

Management believes that it is more likely than not that the Company will not realize these potential tax benefits as these operations will not generate any operating profits in the foreseeable future. As a result, a valuation allowance was provided against the full amount of the potential tax benefits.

Taxes payable

Taxes payable consisted of the following:

	September 30,	September 30,
	2020	2019

VAT tax payable	$1,333,537	$1,146,598
Company income tax payable	2,010,179	2,928,482
Individual income tax payable	2,110,444	1,779,655
Other taxes payable	167,357	137,594
Totals	$5,621,517	$5,992,329

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(In U.S. dollars)

12.	CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions. For the year ended September 30, 2020 and 2019, the Company contributed a total of $115,645 and $94,915, respectively, to these funds.

13.	SUBSEQUENT EVENT

On July 30, 2021, Gushen, Inc., (“GSHN”) and Dyckmanst Limited, and all shareholders of Dyckmanst Limited immediately prior to the closing (collectively, the “ Dyckmanst Limited Shareholders”, each, a “Dyckmanst Limited Shareholder”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which the GSHN acquired 100% of the issued and outstanding equity securities of Dyckmanst Limited in exchange for 381,600,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of GSHN (the “Share Exchange”). As a result, immediately following the closing of the Share Exchange, Dyckmanst Limited Shareholders collectively control 381,600,000 voting power of GSHN.

DYCKMANST LIMITED AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars)

	March 31, 2021	September 30, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,771,744	$7,130,714
Other monetary funds	1,884	3,392
Prepayment	727,864	550,347
Other Receivables	121,065	1,984,657
Due from related parties	18,476	110,047
Inventory	393,335	435,803
Total Current Assets	6,034,368	10,214,960

NON-CURRENT ASSETS
Other long-term assets	4,314,107	5,342,843
Property, plant and equipment, net	278,414	241,421
Intangible assets	77,345	79,580
Deferred tax asset	1,213,858	1,097,554
Total non-Current Assets	5,883,724	6,761,398

TOTAL ASSETS	$11,918,092	$16,976,358

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,120,930	$2,211,443
Contract liability	211,652	1,212,958
Amount due to related parties	534	273
Payroll payable	806,050	685,695
Tax payable	5,818,432	5,621,517
Other payable	3,839	303
Total Current Liabilities	8,961,437	9,732,189

TOTAL LIABILITIES	8,961,437	9,732,189

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Ordinary share, par value $1, 200 shares issued and outstanding as of March 31, 2021 and September 30, 2020	200	200
Subscription receivable	(200)	(200)
Additional paid-in capital	81,660	81,660
Statutory reserve	1,545	1,545
Retained earnings	2,743,938	7,306,289
Accumulated other comprehensive gain (loss)	129,599	(145,325)

Non-controlling interest	(87)	-
Total Stockholders’ Equity	2,956,655	7,244,169

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,918,092	$16,976,358

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In U.S. dollars)

(UNAUDITED)

	For The Six Months Ended March 31,
	2021	2020

REVENUE	$1,280,803	$5,335,412

COST OF REVENUE	(843,133)	2,669,060

GROSS PROFIT	437,670	2,666,352

OPERATING EXPENSES
Selling expenses	4,006,454	3,738,870
General and administrative expenses	1,088,713	1,118,657
Total Operating Expenses, net	5,095,167	4,857,527

INCOME FROM OPERATIONS	(4,657,497)	(2,191,175)

OTHER EXPENSE, NET
Interest expense	14,971	12,738
Other income	15,083	-
Other expense	(9,847)	-
Total Other Income, net	20,207	12,738

NET LOSS BEFORE TAXES	(4,637,290)	(2,178,437)

Income tax benefit	74,852	-

NET LOSS	(4,562,438)	(2,178,437)

Less: Net loss attributable to non-controlling interests	(87)	-

NET LOSS ATTRIBUTE TO THE COMPANY’S SHAREHOLDERS	(4,562,351)	(2,178,437)

OTHER COMPREHENSIVE INCOME
Foreign currency translation income	274,924	990,040

COMPREHENSIVE LOSS	$(4,287,427)	$(1,188,397)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2021 and 2020

(In U.S. dollars)

(UNAUDITED)

	Ordinary shares		Additional			Accumulated other
		Subscription	paid-in	Statutory	Retained	comprehensive	Total
	Amount	Receivable	capital	reserves	earnings	income (loss)	Equity
Balance at September 30, 2019	$200	$(200)	$81,660	$1,545	$10,356,095	$(540,546)	$9,897,122

Net loss	-	-	-	-	(2,178,437)	-	(2,178,437)

Foreign currency translation adjustment	-	-	-	-	-	990,040	990,040

Balance at March 31, 2020	$200	$(200)	$81,660	$1,545	$8,176,025	$449,494	$8,708,725

	Ordinary shares		Additional		Accumulated other		Non-
		Subscription	paid-in	Statutory	Retained	comprehensive	controlling	Total
	Amount	Receivable	capital	reserves	earnings	income (loss)	interests	Equity
Balance at September 30, 2020	$200	$(200)	$81,660	$1,545	$7,306,289	$(145,325)	$	$7,244,169

Net loss	-	-	-	-	(4,562,351)	-	(87)	(4,562,438)

Foreign currency translation adjustment	-	-	-	-	-	274,924	-	274,924

Balance at March 31, 2021	$200	$(200)	$81,660	$1,545	$2,743,938	$129,599	$(87)	$2,956,655

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

DYCKMANST LIMITED AND SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

(UNAUDITED)

	For The Six Months Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,562,438)	$(2,178,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Charge-offs of provision for inventory	(2,681)
Depreciation	54,994	28,016
Changes in operating assets and liabilities:
Other receivables	1,939,092	2,122,763
Advances to suppliers	(156,763)	(2,013,219)
Due from related party	96,006	(56,593)
Deferred tax asset	(74,852)	-
Inventory	61,632	(381,662)
Other long-term assets	1,320,944	(594,902)
Tax payables	(15,505)	(679,861)
Other payables	3,526	204,846
Accounts payable	(174,121)	452,963
Contract liability	(1,047,413)	(287,687)
Payroll payable	94,470	7,960
Net cash used in operating activities	(2,463,109)	(3,375,813)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(92,797)	(11,739)
Net cash used in investing activities	(92,797)	(11,739)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,555,906)	(3,387,552)

EFFECT OF EXCHANGE RATE ON CASH	195,428	107,113

CASH AT BEGINNING OF PERIOD	$7,134,106	$10,338,433

CASH AT END OF PERIOD	$4,773,628	$7,057,994

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the periods for:	931,115	-
Income taxes	$-	$-
Interest

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

(UNAUDITED)

1.	ORGANIZATION AND BUSINESS

Dyckmanst Limited, via the PRC affiliated entity Zhuoxun Beijing, engages in providing family education resources to promote all-around education onsite in local communities organized by its regional collaborative education agency and offering parents easy access to a wide variety of courses online through the application

In February 2021, Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing entered into a series of contractual agreements for Zhuoxun Beijing to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of the Exclusive Consulting and Service Agreement dated February 5, 2021, between Fengyuan Beijing and Zhuoxun Beijing (the “Consulting Service Agreement”), Fengyuan Beijing is the exclusive consulting and service provider to Zhuoxun Beijing to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities planning and organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after Zhuoxun Beijing’s profit before tax in the corresponding year deducts Zhuoxun Beijing’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. Zhuoxun Beijing agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from Fengyuan Beijing. In addition, Fengyuan Beijing may transfer its rights and obligations under the Consulting Service Agreement to Fengyuan Beijing’s affiliates without Zhuoxun Beijing’s consent, but Fengyuan Beijing shall notify Zhuoxun Beijing of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by Fengyuan Beijing unless terminated by Fengyuan Beijing unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of the Business Operation Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing and the shareholders of Zhuoxun Beijing (the “Business Operation Agreement”), Zhuoxun Beijing has agreed to subject the operations and management of its business to the control of Fengyuan Beijing. According to the Business Operation Agreement, Zhuoxun Beijing is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the Fengyuan Beijing’s written approval. The shareholders of Zhuoxun Beijing and Zhuoxun Beijing will take Fengyuan Beijing’s advice on appointment or dismissal of directors, employment of Zhuoxun Beijing’s employees, regular operation, and financial management of Zhuoxun Beijing. The shareholders of Zhuoxun Beijing have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of Zhuoxun Beijing to Fengyuan Beijing without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by Fengyuan Beijing with a 30-day written notice.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreements dated February 5, 2021, among Fengyuan Beijing, and the shareholders of Zhuoxun Beijing (each, the “Proxy Agreement”, collectively, the “Proxy Agreements”), each shareholder of Zhuoxun Beijing has irrevocably entrusted his/her shareholder rights as Zhuoxun Beijing’s shareholder to Fengyuan Beijing , including but not limited to, proposing the shareholder meeting, accepting any notices with regard to the convening of shareholder meeting and any other procedures, conducting voting rights, and selling or transferring the shares held by such shareholder, for 10 years or earlier if the Business Operation Agreement was terminated for any reasons.

The foregoing summary of the Proxy Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreements, which are filed as Exhibit 10.3 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated February 5, 2021, among Fengyuan Beijing, Zhuoxun Beijing, and the shareholders of Zhuoxun Beijing (the “Equity Disposal Agreement”), the shareholders of Zhuoxun Beijing granted Fengyuan Beijing or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase Zhuoxun Beijing’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at Fengyuan Beijing’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of Zhuoxun Beijing agreed to give Zhuoxun Beijing the total amount of the exercise price as a gift, or in other methods upon Fengyuan Beijing’s written consent to transfer the exercise price to Zhuoxun Beijing. The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of Fengyuan Beijing.

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of the Equity Pledge Agreement dated February 5, 2021, among Fengyuan Beijing and the shareholders of Zhuoxun Beijing (the “Pledge Agreement”), the shareholders of Zhuoxun Beijing pledged all of their equity interests in Zhuoxun Beijing to Fengyuan Beijing, including the proceeds thereof, to guarantee Zhuoxun Beijing’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If Zhuoxun Beijing or its shareholders breach its respective contractual obligations under any Agreements, or cause to occur one of the events regards as an event of default under any Agreements, Fengyuan Beijing, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in Zhuoxun Beijing. During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without Fengyuan Beijing’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

Based on these contractual arrangements, the Company consolidates the VIE in accordance with SEC Regulation S-X Rule 3A-02 and Accounting Standards Codification (“ASC”) topic 810 (“ASC 810”), Consolidation.

The accompanying consolidated financial statements reflect the activities of each of the following entities:

Name	Background		Ownership
Dyckmanst Limited	●	A British Virgin Islands company	Holding Entity
	●	Principal activities: Investment holding
·
Edeshler Limited	●	A Hong Kong company	100%
	●	Principal activities: Investment holding

Beijing Fengyuan Zhihui Education Technology Co., Ltd.	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	100%
	●	Principal activities: Consultancy and information technology support

Beijing Zhuoxun Century Culture Communication Co., Ltd.	●	A PRC limited liability company	VIE by contractual
	●	Incorporated on September 2, 2020	arrangements
	●	Principal activities: family education services via online and onsite classes

Beijing Zhuoxun Education Technology Co., Ltd.	●	A PRC limited liability company	70% owned by VIE
	●	Principal activities: promotion and support

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

The following combined financial information of the Group’s VIEs as of March 31, 2021 and September 30, 2020 and for the six months ended March 31, 2021 and 2020 included in the accompanying consolidated financial statements of the Group was as follows:

	At March 31, 2021	At September 30, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,644,745	$6,980,581
Other monetary funds	1,884	3,392
Prepayment	727,864	550,347
Other receivables	91,993	1,955,087
Intercompany receivables	186,225	179,444
Due from related parties	18,476	110,047
Inventory	393,335	435,803
Total Current Assets	6,064,522	10,214,701

NON-CURRENT ASSETS
Other long-term assets	4,314,107	5,342,843
Property, plant and equipment, net	278,414	241,421
Intangible Assets	77,345	79,580
Deferred tax asset	1,213,858	1,097,554
Total non-Current Assets	5,883,724	6,761,398

TOTAL ASSETS	$11,948,246	$16,076,099

CURRENT LIABILITIES
Accounts payable	$2,120,930	$2,211,443
Advance from Customers	211,652	1,212 ,958
Amount due to related parties	1	1
Payroll Payable	806,050	685,695
Tax payable	5,818,432	5,621 ,517
Other payable	3,839	303
Total Current Liabilities	8,960,904	9,731,917

TOTAL LIABILITIES	8,960,904	9,731,917

	For The Six Months Ended March 31,
	2021	2020

REVENUE
Training Revenue	$1,279,820	5,292,996
Mobile Phone Revenue	-	42,416
Other Revenue	983	-
Total revenues	1,280,803	5,335,412

NET (LOSS) INCOME	(4,531,756)	(2,178,437)

	For The Six Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(2,434,293)	$(3,549,886)
Net cash provided by (used in) investing activities	(92,797)	(11,739)
Net cash provided by financing activities	-	-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”)

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

COVID-19 Outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company identified the following performance obligations for each type of contract:

Training Revenue

The Company’s offline training course service primarily includes assigning instructors, providing offline classes and presenting training materials to the course participants who attend the classes. The series of tasks as discussed above are interrelated and are not separable or distinct as the clients cannot benefit from the standalone task.

The Company’s online training course service primarily includes coursewares or videos which are already published on the website. Other than providing the access, there are no bundle or multiple separable and distinct tasks.

According to ASC 606-10-25-19, there is one performance obligation for the training course service.

China Good Student Project Revenue

The Company’s Chinese Good Student Project includes assisting in both promoting the program and organizing activities for the course participants. Those tasks are not separable and the course participants cannot benefit from the standalone task as defined under ASC 606-10-25-19.

Thus, there is only one performance obligation with respect to the China Good Student Project service.

Mobile Phone Revenue

The Company’s sales contracts of anti-addiction mobile phone device provide that the Company provides multiple delivery of the product specified in the contracts. The contacts identify the quantity, product model, product type and unit price of the product that will be sold to our customers. The contracts allow the customers to place separate orders within the credit limit as specified in the contracts. The delivery is based on the quantity the customers order. The Company’s customers can benefit from the mobile phone devices everytime it delivers to them. Therefore, the delivery of the products is separately identifiable and distinct.

Hence, there are multiple performance obligations in each of the sale contracts of anti-addiction mobile phone device.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

Practical expedients and exemption

The company has not occurred any costs to obtain contracts, and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Other service income is earned when services have been rendered.

Revenue by major product line

	For Six Months Ended March 31,
	2021	2020

Training Revenue	$1,279,820	$5,292,996
Mobile Phone Revenue	-	42,416
Other Revenue	983	-
Total Revenue	$1,280,803	$5,335,412

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the United States dollar (“US dollar”). The Company’s subsidiary and VIEs with operations in PRC uses the local currency, the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
March 31, 2021	RMB6.5536 to $1
September 30, 2020	RMB6.8013 to $1

Income statement and cash flows items
For the six months ended March 31, 2021	RMB6.5519 to $1
For the six months ended March 31, 2020	RMB7.0111 to $1

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Other monetary funds

Other monetary funds consist of cash deposited in financial institutions other than banks.

Accounts Receivable, Net

The carrying value of accounts receivable is reduced by an allowance that reflects the Company’s best estimate of the amounts that will not be collected. The Company makes estimations of the collectability of accounts receivable. Many factors are considered in estimating the general allowance, including reviewing delinquent accounts receivable, performing an aging analysis and a customer credit analysis, and analyzing historical bad debt records and current economic trends.

The adoption of the new revenue standards did not change the Company’s historical accounting methods for its accounts receivable.

Long-Lived Assets

Long-lived assets consist primarily of property, plant and equipment and intangible assets.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Office and computer equipment	5
Lease improvement	3

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive loss.

Intangible Assets

Intangible assets mainly comprise domain names and trademarks. Intangible assets are recorded at cost less accumulated amortization with no residual value. Amortization of intangible assets o is computed using the straight-line method over their estimated useful lives.

The estimated useful lives of the Company’s intangible assets are listed below:

Estimated useful lives (years)
Software	10

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of March 31, 2021 and September 30, 2020.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. As of March 31, 2021, and September 30, 2020, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has only one major reportable segment in the periods presented.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying condensed consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of March 31, 2021 and September 30, 2020, the Company had no investments in financial instruments.

Restricted assets

The Company’s PRC subsidiary and VIE are restricted in their ability to transfer a portion of their net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The Company’s PRC subsidiary and its VIE are also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

In addition, the Company’s operations are conducted and revenues are generated in China, and all of the Company’s revenues earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Company’s ability to convert RMB into U.S. dollars.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

In May 2014, the Financial Accounting Standards Board (FASB) issued Topic 606, which supersedes the revenue recognition requirements in Topic 605. The Company adopted Topic 606 as of the inception date.

Adoption of ASC Topic 842, “Leases”

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective the inception date. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date. See Note 2 “Leases” above for further details.

Accounting Pronouncements Issued But Not Yet Adopted

Financial Instruments. In June 2016, the FASB issued Accounting Standards Update No. 2016-13,“Financial Instruments - Credit Losses (Topic 326)” (“ASU 2016-13”). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements.

Income Taxes. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. This standard will be effective for King Eagle beginning September 30, 2021. We are currently evaluating the impact of the standard on our consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3.	PREPAYMENTS

Prepayments consist of the following:

	March 31, 2021	September 30, 2020

Prepaid marketing fee	$187,369	$94,017
Prepaid service fee	505,789	429,270
Prepaid rent	26,974	25,784
Prepaid other expense	7,732	1,276
	$727,864	$550,347

4.	OTHER RECEIVABLES

Other receivables consist of the following:

Amount due from agents is mainly the payment collected by the agents from the trainees on behalf of the Company. Agents provide various services to facilitate the in-person training seminars scheduled by the Company.

	March 31, 2021	September 30, 2020

Amount due from agents	$-	$1,819,653
Amount due from third parties	357,971	390,779
Amount due from employees	33,484	38,502
Deposit & guarantee	13,842	3,169
Others	20,943	26,617
	$426,240	$2,278,720
Less: allowance for doubtful accounts	(305,175)	(294,063)
	$121,065	$1,984,657

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

The following table sets forth the movement of allowance for doubtful accounts:

	March 31, 2021	September 30, 2020

Beginning	$294,063	$280,271
Exchange rate difference	11,112	13,792
Balance	$305,175	$294,063

5.	INVENTORY

The company’s sole inventory is the anti-addiction cell phone which has primarily four functions including anti-addiction, myopia prevention, security, and study assistance, for the purpose of managing elementary and middle school students.

	March 31, 2021	September 30, 2020

Cost	$411,287	$455,684
Less: provision for inventory	(17,952)	(19,881)
Net amount	$393,335	$435,803

The following table sets forth the movement of provision for the inventory:

	March 31, 2021	September 30, 2020

Beginning	$19,881	$-
Additions	-	19,300
Charge-offs	(2,681)
Exchange rate difference	752	581
Balance	$17,952	$19,881

6.	OTHER LONG-TERM ASSETS

Other long-term assets consist of the following:

The prepaid marketing fees are mainly for the two-year marketing service provided by different agents which the Company has signed contracts with.

	March 31, 2021	September 30, 2020

Prepaid marketing fee	$3,765,356	$4,701,067
Prepaid service fee	140,251	145,324
Deferred IPO cost	408,400	393,530
Loan receivable	-	102,922
	$4,314,107	$5,342,843

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

7.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	March 31, 2021	September 30, 2020

Office and computer equipment	$515,579	$420,791
Less: Accumulated depreciation	(237,165)	(179,370)
	$278,414	$241,421

Depreciation expenses charged to the statements of operations for the six months ended March 31, 2021 and 2020 were $49,749 and $25,645, respectively.

8.	INTANGIBLE ASSETS, NET

Intangible assets, net, consist of the following:

	March 31, 2021	September 30, 2020

Software	$104,873	$101,055
Less: Accumulated amortization	(27,529)	(21,475)
	$77,345	$79,580

Amortization charged to the statements of operations for the six months ended March 31, 2021 and 2020 were $5,245 and $2,371, respectively.

9.	ACCOUNTS PAYABLE

Accounts payable consist of the following:

	March 31, 2021	September 30, 2020

Amount due to agents	$1,380,313	$1,116,751
Amount due to other service providers	714,189	1,069,226
Amount due to supplier of anti-addiction cellphone	20,599	19,849
Amount due to lecturers	5,829	5,617
	$2,120,930	$2,211,443

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

10.	BALANCES WITH RELATED PARTIES

	Note	March 31, 2021	September 30, 2020
Due from related parties
Yulong Yi	(a)	$-	$68,444
Ru Zhang	(b)	6,389	27,812
Shaowei Peng	(c)	12,087	13,792
		$18,476	$110,047

Due to related parties
Yulong Yi		$534	$272
Ru Zhang		-	1
		$534	$273

(a)	Chairman of Beijing ZhuoXun Century Culture Communication Co., Ltd. and Chairman and legal representative of Beijing Fengyuan Zhihui Education Technology Co., Ltd. And holds 46% voting rights of Beijing ZhuoXun Century Culture Communication Co., Ltd.
(b)	Holder of 11% registed capital of Beijing ZhuoXun Century Culture Communication Co., Ltd.
(c)	CTO of Beijing ZhuoXun Century Culture Communication Co., Ltd. and Director of WFOE

Amount due from related parties are mainly cash in advance provided to the related parties by the Company. Amount due to related parties are mainly the out-of-pocket expenses incurred by the related parties for working purpose which are to be reimbursed by the Company.

All the above balances are due on demand, interest-free, unsecured and expected to be settled within one operating period.

11.	TAXES

Income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

PRC Tax

The Company is subject to corporate income tax (“CIT”) at 25% for the six months ended March 31, 2021 and 2020.

A reconciliation of the income tax benefit determined at the statutory income tax rate to the Company’s income taxes is as follows:

	For The Six Months Ended March 31,
	2021	2020
Loss before income taxes	$(4,637,290)	$(2,178,437)
PRC statutory income tax rate	25%	25%
Income tax benefit computed at statutory corporate income tax rate	(1,159,322)	(544,609)
Reconciling items:
Non-deductible expenses	66,662	25,057
Change in valuation allowance	1,017,808	519,552
Income tax benefit	$(74,852)	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED MARCH 31, 2021

(In U.S. dollars)

Deferred tax assets

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and liability as of March 31, 2021 and September 30, 2020 are presented below:

	March 31,	September 30,
	2021	2020

Deferred tax asset:
Bad debt provision	76,294	73,516
Inventory provision	4,488	4,970
Tax loss carryforward	$1,138,512	$1,029,544
	1,219,294	1,108,030
Deferred tax liability:
Depreciation	$5,436	$10,476

Net amount	1,213,858	1,097,554

Management believes that it is more likely than not that the Company will not realize these potential tax benefits as these operations will not generate any operating profits in the foreseeable future. As a result, a valuation allowance was provided against the full amount of the potential tax benefits.

Taxes payable

Taxes payable consisted of the following:

	March 31,	September 30,
	2021	2020

VAT tax payable	$1,378,571	$1,333,537
Company income tax payable	2,078,882	2,010,179
Individual income tax payable	2,190,653	2,110,444
Other taxes payable	170,326	167,357
Totals	$5,818,432	$5,621,517

12.	CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions. For the six months ended March 31, 2021 and 2020, the Company contributed a total of $1,049,012 and $327,805, respectively, to these funds.

13.	SUBSEQUENT EVENT

On July 30, 2021, Gushen, Inc., (“GSHN”) and Dyckmanst Limited, and all shareholders of Dyckmanst Limited immediately prior to the closing (collectively, the “ Dyckmanst Limited Shareholders”, each, a “Dyckmanst Limited Shareholder”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which the GSHN acquired 100% of the issued and outstanding equity securities of Dyckmanst Limited in exchange for 381,600,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of GSHN (the “Share Exchange”). As a result, immediately following the closing of the Share Exchange, Dyckmanst Limited Shareholders collectively control 381,600,000 voting power of GSHN.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On July 30, 2021, Gushen, Inc. (“GSHN”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Dyckmanst Limited (“Dyckmanst”), a British Virgins Island company, and the shareholders of Dyckmanst (the “Shareholders”). The Share Exchange Agreement is effective on July 30, 2021.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of Dyckmanst, with Dyckmanst as the accounting acquirer and continuing entities although GSHN is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Dyckmanst immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of GSHN to indicate how the combined financial statements might have looked like if the acquisition of Dyckmanst and the transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on March 31, 2021.

The unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2021 are presented as if the reverse acquisition consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of GSHN were derived from the audited financial statements contained on its April 30, 2021 Form 10-K, and unaudited financial statements contained on its January 31, 2021 and October 31, 2020 Form 10-Q as filed with the Securities and Exchange Commission due to different fiscal year and period end between GSHN and Dyckmanst. The unaudited pro forma condensed combined financial statements of GSHN were derived from its books and records.

The unaudited pro forma condensed financial statements of Dyckmanst and its subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

Gushen, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

	Gushen, Inc.	Consolidated Combined Dyckmanst Limited and Its Subsidiaries	Adjustment		Pro forma Balances

ASSETS
Current Assets
Cash and cash equivalents	$-	$4,771,744	$-		$4,771,744
Other monetary funds		1,884			1,884
Prepayment		727,864			727,864
Other receivables		121,065			121,065
Due from related parties		18,476			18,476
Inventory	-	393,335	-		393,335
Total Current Assets	-	6,034,368	-		6,034,368

Non-current Assets
Other long-term assets	-	4,314,107	(408,000)	(6)	3,906,107
Property, plant and equipment, net	-	278,414	-		278,414
Intangible assets	-	77,345	-		77,345
Deferred tax asset	-	1,213,858	-		1,213,858
Total Non-current Assets	-	5,883,724	-		5,475,724

Total Assets	$-	$11,918,092	$-		$11,510,092

LIABILITIES AND EQUITY
LIABIILITIES
Current Liabilities
Accounts payable	$16,268	$2,120,930	$(16,468)		$2,120,930
Contract liability	-	211,652	-		211,652
Amount due to related parties	1,056	534	(1,056)		534
Payroll payable	-	806,050	-		806,050
Tax payable	-	5,818,432	-		5,818,432
Other payable	-	3,839	-		3,839
Total Current Liabilities	17,324	8,961,437	-		8,961,437

Total Liabilities	-	8,961,437	-		8,961,437

Commitment and contingencies

EQUITY
Preferred stock, par value $0.0001, 200,000,000 shares authorized, 10,000,000 shares	3,000	-	-		3,000
Common stock, Par Value $0.0001, 600,000,000 shares authorized, 29,018,750 shares issued and outstanding as of March 31, 2021	2,902	-	38,160	(2)	41,602
Additional paid-in capital	164,623	81,660	(224,216	)(2)(3)	1,050,353
			(408,400	) (6)
Ordinary shares	-	200	(200	)(2)	-
Subscription receivable		(200)	200		-
Statutory reserve	-	1,545	-		1,545
Retained earnings (accumulated deficits)	(187,489)	2,743,938	187,689	(1)	1,977,559
Accumulated other comprehensive income	-	129,599	-		129,800
Total Stockholders’ equity (deficits)	(17,324)	2,956,742	-		2,548,742
Non-controlling interest	-	(87)	-		(87)
Total Equity	(17,324)	2,956,655	-		2,548,655

Total Liabilities and Equity	$-	$11,918,092	$-		$11,510,092

 Gushen, Inc.

Unaudited Pro Forma Condensed Statement of Operations and Comprehensive Loss

for the Six Months Ended March 31, 2021

	Gushen, Inc.	Consolidated Combined Dyckmanst Limited and Its Subsidiaries	Adjustments		Proforma Balance

Revenue	$-	$1,280,803	$-		$1,280,803
Cost of revenue	-	(843,133)	-		(843,133)
Gross profit	-	437,670	-		437,670

Operating expenses
General and administrative expenses	7,742	1,008,713	(7,742	)(4)	1,008,713
Selling expense	-	4,006,454	-		4,006,454
Total operating expenses	7,742	5,095,167	(7,742)		5,095,167

Loss from operations	(7,742)	(5,423,875)	7,742		(5,423,875)

Other income (expense):
Interest income (expense)	-	14,971	-		14,971
Other income		15,083			15,083
Other expenses	-	(9,847)	-		(9,847)
Total other income (expenses)	-	20,207	-		20,207

Loss before income taxes	(7,742)	(4,637,290)	7,742		(4,637,290)

Income tax (expense) benefit	-	74,852	-		74,852

Net loss	(7,742)	(4,562,438)	7,742		(4,562,438)
Less: Net loss attributable to non-controlling interest	-	(87)	-		(87)
Net loss attributable to Shareholders	-	(4,562,351)	-		(4,562,351)
Foreign currency translation adjustment	-	274,924	-		274,924)
Comprehensive loss	(7,742)	(4,287,427)	7,742		(4,287,427)

Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2021, are based on the historical financial statements of GSHN and Dyckmanst after giving effect of the reverse merger between GSHN and Dyckmanst on July 30, 2021, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

For accounting purpose, the transaction with Dyckmanst was treated as a reserve acquisition, with GSHN and Dyckmanst as the acquirer and GSHN as the acquired party.

Note 2 – Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company (GSHN)

(2)	To record an issuance of 381,600,000 of GSHN’s common stock to Dyckmanst’s shareholders

(3)	To adjust the equity of subsidiaries

(4)	To eliminate the expenses of GSHN as a result of the elimination of assets and liabilities

(5)	To eliminate the expenses of GSHN as a result of the elimination of assets and liabilities

(6)	To eliminate assets and capital as the result of completing a listing transaction